Exhibit 10.1
AMENDED AND RESTATED
SECURITIES PURCHASE AND
GLOBAL TRANSACTION AGREEMENT
AMONG
NATURAL GAS PARTNERS VII, L.P.
NATURAL GAS PARTNERS VIII, L.P.
MONTIERRA MINERALS & PRODUCTION, L.P.
MONTIERRA MANAGEMENT LLC
EAGLE ROCK HOLDINGS, L.P.
EAGLE ROCK ENERGY G&P, LLC
EAGLE ROCK ENERGY GP, L.P.
AND
EAGLE ROCK ENERGY PARTNERS, L.P.
DATED JANUARY 12, 2010

TABLE OF CONTENTS

ARTICLE I Definitions	2
1.1 Definitions	2
1.2 Certain Interpretive Matters	11

ARTICLE II The Rights Offering	12
2.1 The Rights Offering	12
2.2 The NGP Commitment	14
2.3 Conditions to the NGP Commitment	15

ARTICLE III The Equity Offering	16
3.1 The Equity Offering	16
3.2 The NGP Commitment	17
3.3 Conditions to the NGP Commitment	19

ARTICLE IV Payment of the Transaction Fee	19
4.1 Payment	19
4.2 Conditions to Payment of the Transaction Fee	20
4.3 Fixed and Irrevocable Obligations	21
4.4 Transaction Fee Allocation	21

ARTICLE V The Contribution of the ERH Interests	21
5.1 Deliveries at the ERH Interests Contribution Closing	21
5.2 Representations and Warranties Relating to the ERH Interests Contribution Closing	22

ARTICLE VI The General Partner Acquisition Option	23
6.1 The General Partner Acquisition Option	23
6.2 Conditions to the General Partner Acquisition Option	23
6.3 General Partner Activities	24
6.4 Representations and Warranties Regarding the General Partner Acquisition Option	25

ARTICLE VII Covenants	26
7.1 The Registration Statement	26
7.2 The Proxy Statement and the Unitholder Meeting	27
7.3 Further Assurances	29
7.4 Press Releases	29
7.5 Partnership Activities	30
7.6 Notification of Certain Matters	30
7.7 Competing Proposals	31
7.8 Use of Proceeds	31
7.9 Assurances Regarding ERH’s Obligations	31
7.10 Assurances Regarding the R&M Purchase Agreement	32

ARTICLE VIII UNITHOLDER APPROVAL	32
8.1 Conditions to All Transactions	32

ARTICLE IX Representations and Warranties	32
9.1 Representations and Warranties of the Partnership	32

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9.2 Representations and Warranties of the NGP Parties	35

ARTICLE X TERMINATION	37
10.1 Termination	37
10.2 Effect of Termination	39

ARTICLE XI MISCELLANEOUS	39
11.1 Fees and Expenses	39
11.2 Entire Agreement; No Third Party Beneficiaries	40
11.3 Successors	40
11.4 Assignments	40
11.5 Notices	40
11.6 Construction	41
11.7 Time	41
11.8 Counterparts	42
11.9 Amendments and Waivers	42
11.10 Headings	42
11.11 Governing Law	42
11.12 Severability	42
11.13 Incorporation of Exhibits	42
11.14 Remedies	42

Exhibit A Form of Partnership Agreement Amendment
Exhibit B Form of Amended Partnership Agreement
Exhibit C Form of Contribution Agreement
Exhibit D Form of Assignment and Assumption Agreement
Exhibit E Form and Terms of Warrant

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AMENDED AND RESTATED
SECURITIES PURCHASE AND
GLOBAL TRANSACTION AGREEMENT
          This Amended and Restated Securities Purchase and Global Transaction Agreement (this “Agreement”) is entered into as of January 12, 2010 by and among Natural Gas Partners VII, L.P., a Delaware limited partnership (“NGP VII”), Natural Gas Partners VIII, L.P., a Delaware limited partnership (“NGP VIII”), Montierra Minerals & Production, L.P., a Texas limited partnership (“Montierra”), Montierra Management LLC, a Texas limited liability company (“Montierra Management”), Eagle Rock Holdings, L.P., a Texas limited partnership (“ERH” and, together with NGP VII, NGP VIII, Montierra and Montierra Management, the “NGP Parties”), Eagle Rock Energy G&P, LLC, a Delaware limited liability company (“G&P LLC”), Eagle Rock Energy GP, L.P., a Delaware limited partnership (“Eagle Rock GP”), and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”).
RECITALS:
          A. The parties hereto entered into that certain Securities Purchase and Global Transaction Agreement dated as of December 21, 2009 (the “Original Agreement”).
          B. The parties hereto desire to amend and restate the Original Agreement to reflect certain additional agreements among them.
          C. Eagle Rock GP is the general partner of the Partnership, and G&P LLC is the general partner of Eagle Rock GP.
          D. ERH owns 100% of the limited liability company interests of G&P LLC and all of the limited partner interests of Eagle Rock GP.
          E. The NGP Parties collectively own 8,700,169 Common Units and 20,691,495 Subordinated Units.
          F. Contemporaneously with the execution and delivery of the Original Agreement, BSAP II GP, L.L.C, a Delaware limited liability company (“Black Stone”), Eagle Rock Pipeline GP, LLC, a Delaware limited liability company (“ER Pipeline”) and EROC Production, LLC, a Delaware limited liability company (“EROC Production”), entered into the R&M Purchase Agreement (defined herein).
          E. The conflicts committee (the “Conflicts Committee”) of the board of directors of G&P LLC (the “Board”) has approved and recommended to the Board and the Board has approved, subject to receipt of the Required Unitholder Approvals (defined herein), the transactions described in this Agreement and the R&M Purchase Agreement.
AGREEMENT:
          NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto hereby amend, restate and replace the Original Agreement with this Agreement, and accordingly agree as follows.

ARTICLE I
DEFINITIONS
     1.1 Definitions. As used in this Agreement, the following terms have the meanings specified or referred to in this Section 1.1.
          “Action” means any claim, action, suit, proceeding, or investigation brought by any Governmental Authority.
          “Adjusted EBITDA” means, with respect to the Partnership on a consolidated basis, net income (loss), adjusted for income tax provision (benefit); interest-net, including realized interest rate risk management instruments and other expense; depreciation, depletion and amortization expense; impairment expense; other operating expense, non-recurring; other non-cash operating and general and administrative expenses, including non-cash compensation related to equity-based compensation program; unrealized (gains) losses on commodity and interest rate risk management related instruments; (gains) losses on discontinued operations and other (income) expense; in each case, determined on a consistent basis in accordance with GAAP.
          “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with, such specified Person through one or more intermediaries or otherwise; provided, however, that (i) with respect to the Partnership Group, the term “Affiliate” will exclude the NGP Parties and their Affiliates other than the Partnership Group, and (ii) with respect to each of the NGP Parties, the term “Affiliate” will exclude G&P LLC, Eagle Rock GP and the Partnership Group.
          “Agreement” is defined in the Preamble.
          “Alternative Offering” is defined in Section 3.1.
          “Amended Partnership Agreement” means an amendment and restatement of the Partnership Agreement substantially in the form set forth on Exhibit B.
          “Assignment and Assumption Agreement” means an assignment and assumption agreement substantially in the form of Exhibit D.
          “Black Stone” is defined in the Recitals.
          “Board” is defined in the Recitals.
          “Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized or required to close in the State of Texas.
          “Change in Recommendation” is defined in Section 7.2(a).
          “Code” means the Internal Revenue Code of 1986.
          “Commitments” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts or agreements that could require a Person to issue any of its Equity Interests or to sell any Equity

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Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s organizational documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.
          “Common Unit” means a common unit representing a limited partner interest in the Partnership.
          “Competing Proposal” means any proposal, offer or inquiry from or by any Person other than the NGP Parties and their Affiliates (1) relating to (i) a merger, tender or exchange offer, consolidation, reorganization, reclassification, recapitalization, liquidation or dissolution, or other business combination involving the Partnership, (ii) the issuance by the Partnership of (A) any general partner interest in the Partnership or (B) any class of equity securities in the Partnership constituting more than 15% of such class of securities or (iii) the acquisition of, in any manner, directly or indirectly, (A) any general partner interest in the Partnership, (B) any class of equity securities in the Partnership constituting more than 15% of such class of securities, or (C) more than 15% of the consolidated total assets of the Partnership (including equity interests in any subsidiary of the Partnership) or (D) all or substantially all of the Equity Interests in or the assets held by Eagle Rock Production, L.P., and (2) that is inconsistent with the consummation of the transactions contemplated by this Agreement or requires or results in termination of this Agreement.
          “Conflicts Committee” is defined in the Recitals.
          “Contribution Agreement” means a contribution agreement substantially in the form of Exhibit C.
          “Control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have correlative meanings.
          “Delaware LP Act” means the Delaware Revised Uniform Limited Partnership Act.
          “DTC” means The Depositary Trust Company.
          “Eagle Rock GP” is defined in the Recitals.
          “Encumbrance” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.
          “Equity Commitment Amount” means a number (rounded to the nearest whole number) of Common Units determined as follows: the number of Common Units which, purchased at a price of $3.10 per Common Unit, would result in an aggregate purchase price equal to the lesser of (A) $105 million minus the actual gross proceeds (if any) of the Offering and (B) $41,648,370.
          “Equity Commitment Exercise Notice” is defined in Section 3.2(a).

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          “Equity Interests” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.
          “ERGP LP Interest” means all of the outstanding limited partner interests in Eagle Rock GP.
          “ERH” is defined in the Preamble.
          “ERH Interests” means the ERH Subordinated Units and the IDRs.
          “ERH Interests Contribution Closing” means the closing of the contribution of the ERH Interests to the Partnership pursuant to Section 5.1.
          “ERH Subordinated Units” means 20,691,495 Subordinated Units.
          “EROC Production” is defined in the Recitals.
          “ER Pipeline” is defined in the Recitals.
          “Exchange Act” means the Securities Exchange Act of 1934.
          “Expiration Time” is defined in Section 7.2(d).
          “FINRA” means the Financial Industry and Regulatory Authority, Inc.
          “GAAP” is defined in the definition of Material Adverse Change.
          “G&P LLC” is defined in the Recitals.
          “G&P LLC Interest” means all of the issued and outstanding limited liability company interests in G&P LLC.
          “General Partner Interests” means the G&P LLC Interest and the ERGP LP Interest.
          “General Partner Units” means the general partner units representing general partner interests in the Partnership issued pursuant to the Partnership Agreement.
          “Governmental Authority” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority having competent jurisdiction.
          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
          “IDRs” means all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement).

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          “Initial NGP Common Unit Purchase Date” is defined in Section 3.2(c).
          “Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Authority, each as amended and now and hereinafter in effect.
          “Material Adverse Change” or “Material Adverse Effect” means any of the following:
          (a) any state of facts, change, development, event, effect, condition or occurrence that is material and adverse to the financial position, results of operations, business or assets of the Partnership and its subsidiaries taken as a whole; provided, however, that in no event shall the impact of any of the following be considered in any determination of the existence of a Material Adverse Change or a Material Adverse Effect under this subparagraph (a): (A) circumstances affecting companies engaged in the gathering and processing of natural gas or the exploration and production of oil or natural gas (in each case in the geographic regions in which the Partnership Group operates) generally or affecting the natural gas gathering and processing or oil and natural gas exploration and production industry (in each case in the geographic regions in which the Partnership Group operates) generally (including in each case changes in the price of natural gas, natural gas liquids, crude oil, sulphur or other commodities and the cost associated with the drilling and/or production of natural gas), (B) any general market, economic, financial or political conditions, or outbreak or hostilities or war, in the United States, (C) the effects of the Transactions and compliance by the Partnership with this Agreement on the financial position, results of operations, business or assets of the Partnership and its subsidiaries, (D) changes in Laws or United States generally accepted accounting principles (“GAAP”) or (E) changes in the price or trading volume of the Common Units (provided that this clause (E) does not prevent a determination that any underlying cause of such change resulted in or contributed to a Material Adverse Change or Material Adverse Effect);
          (b) the Adjusted EBITDA of the Partnership for the calendar quarter ending (i) December 31, 2009 being less than $37.275 million, (ii) March 31, 2010 being less than $25.05 million, or (iii) June 30, 2010 being less than $24.675 million (all as reported or calculable from the Partnership SEC Reports) and, in any such case the primary cause(s) of such reduced Adjusted EBITDA is or are reasonably expected to continue for 12 months from its or their inception;
          (c) the aggregate average daily throughput of all Partnership midstream and production assets (excluding the R&M Assets (as defined in the R&M Purchase Agreement)) for the calendar quarter ending (i) December 31, 2009 being less than 464,141 mcf/d, (ii) March 31, 2010 being less than 481,287 mcf/d, or (iii) June 30, 2010 being less than 508,707 mcf/d and, in any such case the primary cause(s) of such reduced throughput is or are reasonably expected to continue for 12 months from its or their inception; or

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          (d) the removal from office (with the approval of a majority of the members of the Board who serve on the Conflicts Committee), death or permanent disability of Joseph Mills, the chief executive officer of G&P LLC.
          “Measurement Window” means any period of ten consecutive Trading Days, except that the last Measurement Window is the ten consecutive Trading Day period ending on the third Trading Day immediately preceding the date upon which the Required Unitholder Approvals are received.
          “Measurement Window Average Price” means, for any Measurement Window, the average of the closing prices on NASDAQ of a Common Unit for all Trading Days in such Measurement Window.
          “Montierra” is defined in the Preamble.
          “Montierra Management” is defined in the Preamble.
          “NASDAQ” means the NASDAQ Global Market or any other stock exchange or market on which the Common Units are primarily listed.
          “NGP Common Unit Purchase Date” is defined in Section 3.2(c).
          “NGP Parties” is defined in the Preamble.
          “NGP VII” is defined in the Preamble.
          “NGP VIII” is defined in the Preamble.
          “Non-Affiliated Unitholders” means holders of Common Units other than Eagle Rock GP and its Affiliates (including the NGP Parties and their respective Affiliates).
          “Non-Public Information” is defined in Section 7.7(b).
          “Notice Period” is defined in Section 4.5.
          “Offering” is defined in Section 3.1.
          “Offering Completion Deadline” means the end of the day occurring four months after the Unitholder Approval Date; provided, however, that the Conflicts Committee shall be entitled to extend the Offering Completion Deadline to the end of the day occurring five months after the Unitholder Approval Date, upon notice to the NGP Parties, if at such time (a) the SEC has issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Offering Document or initiated any proceedings for that purpose, (b) the Registration Statement has ceased to be effective for any reason or the prospectus contained therein fails to satisfy the requirements of Section 10(a) of the Securities Act which failure to meet such requirement, in the good faith judgment of the Conflicts Committee, could not reasonably be expected to be remedied by the end of the day occurring four months after the Unitholder Approval Date following the Partnership’s use of commercially reasonable efforts to satisfy such requirement, or (c) the Partnership has experienced an event, transaction or

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development that in the good faith judgment of the Conflicts Committee is material to the Partnership or that otherwise would be required to be disclosed in the Offering Document to avoid the Offering Document from including any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and the Conflicts Committee determines in good faith that the Partnership is unable to disclose such event, transaction or development in a manner sufficient to meet the requirements of the Securities Act or that it is in the best interest of the Partnership not to disclose such event, transaction or development, in each case at such time.
          “Offering Document” is defined in Section 3.1(c)(i).
          “Omnibus Agreement” means that certain Omnibus Agreement, dated as of October 27, 2006, among the Eagle Rock GP, the Partnership, G&P LLC and ERH and certain other parties thereto, as in effect on the date of this Agreement.
          “Option Closing Date” is defined in Section 6.1.
          “Option Consideration” means 1,000,000 Common Units; provided that such amount will be correspondingly adjusted in the event of any subdivisions, reclassifications, reorganizations, recapitalizations, splits, combinations or distributions in the form of equity interests (other than as expressly contemplated by this Agreement or other agreements entered into in connection with the Transactions) with respect to Common Units prior to delivery of the Option Consideration.
          “Option Notice” is defined in Section 6.1.
          “Order” means any order, writ, injunction, decree, ruling, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Authority.
          “Original Agreement” is defined in the Recitals.
          “Owned Units” is defined in Section 7.2(d).
          “Parties” means the NGP Parties and the Partnership.
          “Partnership” is defined in the Preamble.
          “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 27, 2006.
          “Partnership Agreement Amendment” means an amendment of the Partnership Agreement substantially in the form set forth on Exhibit A
          “Partnership Group” means the Partnership and its subsidiaries.

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          “Partnership SEC Reports” means the forms, reports, schedules, registration statements, definitive proxy statements and other documents filed with or furnished to the SEC by the Partnership.
          “Person” means any individual or entity, including any firm, corporation, partnership (general or limited), limited liability company, trust, joint venture, Governmental Authority or other entity.
          “Proxy Statement” means the proxy statement relating to the Unitholder Meeting.
          “R&M Purchase Agreement” means the R&M Purchase Agreement between ER Pipeline, EROC Production and Black Stone dated as of December 21, 2009.
          “Receiving Party” is defined in Section 7.7(a).
          “Recommendation” is defined in Section 7.2(a).
          “Registration Statement” means a “universal shelf” registration statement on Form S-3 covering securities including Rights, Warrants, and Common Units (including Common Units issuable upon exercise of Rights and Common Units issuable upon exercise of Warrants).
          “Registration Statement Effectiveness Date” means the date upon which the Registration Statement is declared effective by the SEC.
          “Representative” shall mean with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.
          “Required Unitholder Approvals” means approval of the Unitholder Proposals, including the following: (i) approval of the Unitholder Proposals by the holders of a majority of the Common Units held by Non-Affiliated Unitholders, and (ii) approval of the Amended Partnership Agreement by the holders of a Unit Majority (as defined in the Partnership Agreement).
          “Right” is defined in Section 2.1(a).
          “Right Subscription Price” is defined in Section 2.1(a).
          “Rights Agent” is defined in Section 2.1(e)(iii).
          “Rights Offering” is defined in Section 2.1.
          “Rights Offering Distribution Date” means the date on which the Partnership begins distribution of Rights to holders of Common Units as of a record date established by the Conflicts Committee in accordance with Section 2.1.
          “Rights Offering Expiration Time” means the time disclosed in the Rights Offering Prospectus as the expiration of the period in which holders of Rights may exercise such Rights (which will initially be 5:00 p.m., New York City time, on the last Business Day of the month in

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which the Rights Offering Launch Date occurs), and any extensions thereof (i) mutually agreed upon by the Conflicts Committee and the NGP Parties or (ii) as determined by the Conflicts Committee pursuant to the following sentence. If between the Rights Offering Distribution Date and the Rights Offering Expiration Time, (a) the Partnership experiences an event, transaction or development that, in the good faith judgment of the Conflicts Committee, is material to the Partnership or that otherwise would be required to be disclosed in the Rights Offering Prospectus to avoid the Rights Offering Prospectus from including any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and (b) the Conflicts Committee determines in good faith that the Partnership is unable to disclose such event, transaction or development in a manner sufficient to meet the requirements of the Securities Act or that it is in the best interest of the Partnership not to disclose such event, transaction or development, in each case prior to the Rights Offering Expiration Time (or a sufficient period of time prior to the Rights Offering Expiration Time to allow adequate dissemination of such disclosure), the Conflicts Committee shall be entitled to extend the Rights Offering Expiration Time; provided, however, that in no event shall such Rights Offering Expiration Time be extended by more than 30 days without the consent of the NGP Parties.
          “Rights Offering Launch Date” means the first Business Day of the calendar month following the latest of (i) the Unitholder Approval Date, (ii) the Registration Statement Effectiveness Date and (iii) the consummation of the transactions contemplated by the R&M Purchase Agreement; provided, however, that the Conflicts Committee may delay the Rights Offering Launch Date if at such time (a) the SEC has issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Rights Offering Prospectus or initiated any proceedings for that purpose, (b) the Registration Statement has ceased to be effective for any reason or the prospectus contained therein fails to satisfy the requirements of Section 10(a) of the Securities Act which failure to meet such requirement, in the good faith judgment of the Conflicts Committee, could not reasonably be expected to be remedied by the Rights Offering Launch Date following the Partnership’s use of commercially reasonable efforts to satisfy such requirement, (c) the Partnership has experienced an event, transaction or development that in the good faith judgment of the Conflicts Committee is material to the Partnership or that otherwise would be required to be disclosed in the Rights Offering Prospectus to avoid the Rights Offering Prospectus from including any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and the Conflicts Committee determines in good faith that the Partnership is unable to disclose such event, transaction or development in a manner sufficient to meet the requirements of the Securities Act or that it is in the best interest of the Partnership not to disclose such event, transaction or development, in each case at such time or (d) all conditions set forth in Section 2.1(f) have not been satisfied or waived. If the Rights Offering Launch Date is delayed as a result of any of the events described in clauses (a), (b) or (d) of the preceding proviso, the Rights Offering Launch Date shall be the first Business Day of the calendar month immediately following the time that any such order or proceedings have been revoked or ceased or such conditions have been satisfied. If the Rights Offering Launch Date is delayed as a result of any event, transaction or development described in clause (c) of the preceding proviso, the Rights Offering Launch Date shall be the date set by the Conflicts Committee, which date shall not be any later than the first Business Day of the next calendar month; provided that the Rights Offering Launch Date may only be delayed once pursuant to clause (c) of the preceding proviso.

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          “Rights Offering Prospectus” is defined in Section 2.1(e)(i).
          “SEC” means the United States Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933.
          “Subordinated Unit” means a subordinated unit representing a limited partner interest in the Partnership.
          “Subsequent NGP Common Unit Purchase Date” is defined in Section 3.2(c).
          “Termination Date” means June 30, 2010, or such other date to which the Termination Date may be extended pursuant to Section 7.2(c).
          “Termination Fee” means $7 million cash in immediately available funds.
          “Trading Day” means any day on which Common Units are traded on NASDAQ.
          “Transaction Fee” is defined in Section 4.1.
          “Transaction Fee Allocation Schedule” is defined in Section 4.5.
          “Transaction Fee Common Units” means a number of Common Units equal to the lesser of (a) 9,354,839 and (b) the number derived by dividing (i) $29,000,000 by (ii) 90% of the Volume-Weighted Average Trading Price for the ten Trading Days ending immediately prior to the Transaction Fee Determination Date.
          “Transaction Fee Determination Date” means 20 days prior to the date of the Unitholder Meeting.
          “Transaction Fee Payment Date” means the date the Transaction Fee is paid.
          “Transactions” means the transactions contemplated by this Agreement and the R&M Purchase Agreement, including:
          (a) The Rights Offering;
          (b) The exercise by the NGP Parties of their Rights as contemplated by Section 2.2 and (if exercised) the exercise by the NGP Parties of some or all of their oversubscription privileges;
          (c) The Offering;
          (d) The purchase by the NGP Parties of Common Units if the Partnership timely delivers an Equity Commitment Exercise Notice;
          (e) The contribution by ERH to the Partnership of the IDRs and the ERH Subordinated Units as contemplated by Section 5.1;

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          (f) The payment by the Partnership (or release from escrow, if applicable) to ERH of the Transaction Fee as contemplated by Section 4.1;
          (g) The sale by ER Pipeline and EROC Production to Black Stone of the R&M Interests, as contemplated by the R&M Purchase Agreement;
          (h) The execution and delivery by Eagle Rock GP (for itself and on behalf of the limited partners of the Partnership) of the Amended Partnership Agreement as contemplated by Section 5.1; and
          (i) The acquisition (if the Option Notice is delivered) of the General Partner Interests as contemplated by Section 6.1.
          “Underwritten Public Offering” means a firm commitment underwritten primary offering of Common Units by the Partnership resulting in gross proceeds to the Partnership of not more than $105 million or $140 million, as applicable, (excluding any over-allotment option) and otherwise meeting the requirements set forth in Article III.
          “Unitholder Approval Date” means the date, if any, on which the Partnership has received the Required Unitholder Approvals.
          “Unitholder Meeting” is defined in Section 7.2(a).
          “Unitholder Proposals” means the following proposals to be presented at the Unitholder Meeting:
          (a) Approval of this Agreement;
          (b) Approval (if the Transaction Fee is to be paid in cash) of the Partnership Agreement Amendment; and
          (c) Approval of the Amended Partnership Agreement.
          “Volume-Weighted Average Trading Price” means, for any specified period of consecutive Trading Days for the Common Units, an amount equal to (i) the cumulative sum of the products of (x) the sale price for each trade of Common Units occurring during such period times (y) the number of shares of Common Units sold at such price, divided by (ii) the total number of shares of Common Units so traded during such period.
          “Warrant” means a warrant, in the form attached hereto as Exhibit E, that entitles the holder thereof, upon exercise thereof, to purchase one Common Unit at an exercise price of $6.00, which may be exercised during the two-year period following the completion of the Rights Offering on any March 15, May 15, August 15 or November 15.
     1.2 Certain Interpretive Matters. In this Agreement:
          (a) Any reference to a statute, regulation or Law will be deemed also to refer to any amendment thereto and all rules and regulations promulgated thereunder, unless the context expressly requires otherwise;

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          (b) Any reference to an agreement, instrument or document will be deemed to refer to that agreement, instrument or document as amended, restated, supplemented and otherwise modified from time to time, unless the context expressly requires otherwise;
          (c) The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation”;
          (d) Examples will not be construed to limit, expressly or by implication, the matter they illustrate;
          (e) Any pronoun will include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs will include the plural and vice versa, unless the context otherwise expressly requires;
          (f) The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited;
          (g) The term “cost” includes expense and the term “expense” includes cost;
          (h) The headings and titles herein are for convenience only and will have no significance in the interpretation hereof;
          (i) Currency amounts referenced herein are in U.S. Dollars;
          (j) Unless the context otherwise requires, all references to time mean time in Houston, Texas;
          (k) Whenever this Agreement refers to a number of days, such number refers to calendar days unless Business Days are specified;
          (l) If a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb).
ARTICLE II
THE RIGHTS OFFERING
     2.1 The Rights Offering. Subject to Section 2.1(f), on the Rights Offering Launch Date or as promptly as practicable thereafter, the Partnership will distribute to each holder of Common Units or General Partner Units as of the close of business on a record date for such distribution established by the Conflicts Committee, which record date shall be no earlier than the next Business Day after the Transaction Fee Payment Date if the Transaction Fee is to be paid in Common Units, in respect of each Common Unit and General Partner Unit held by such holder, 0.35 Rights pursuant to and in accordance with the provisions of this Section 2.1. Such distribution, the related offering of securities for which the Rights are exercisable, and the issuance of such securities to the extent that the Rights are exercised (including those for which oversubscription privileges are exercised and also including the issuance of the Warrants), as more fully described in this Section 2.1, are referred to herein collectively as the “Rights Offering”.

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          (a) Each whole right (a “Right”) will entitle the holder thereof to subscribe for and purchase from the Partnership one Common Unit for a subscription price of $2.50 per Common Unit (the “Right Subscription Price”) for which such holder’s Rights are exercised. No fractional Common Units will be issued pursuant to the Rights Offering; accordingly, any Person exercising Rights would be entitled to exercise for an aggregate number of Common Units that is rounded down to the nearest whole number. The Rights will be evidenced by one or more detachable subscription certificates (which may be evidenced by one global certificate) in form and substance reasonably acceptable to the Partnership and the NGP Parties.
          (b) The holders of Rights will be entitled to exercise such Rights from the Rights Offering Distribution Date until the Rights Offering Expiration Time.
          (c) The Rights Offering will include oversubscription privileges for each Person timely exercising Rights in full, which privilege will permit each such Person to purchase any Common Units, at the Right Subscription Price, for which Rights were exercisable but with respect to which Rights were not exercised, subject to a pro rata allotment (based on relative participation (i.e., number of Rights exercised) in the initial exercise of Rights) among all such Persons exercising such privilege.
          (d) In addition, the Partnership will issue to each Person exercising Rights (for no additional consideration) one Warrant in respect of each Common Unit purchased by such Person in the Rights Offering (including Common Units purchased pursuant to the oversubscription privilege). The Warrants will be evidenced by one or more certificates (which may be evidenced by one global certificate) substantially in the form attached hereto as Exhibit E.
          (e) In connection with the Rights Offering, the Partnership will:
          (i) prepare a prospectus supplement to the base prospectus in the Registration Statement (the “Rights Offering Prospectus”) covering the Common Units for which the Rights are exercisable, the Warrants, and the Common Units for which the Warrants are exercisable;
          (ii) at least five Business Days before the Rights Offering Distribution Date, provide a copy of the Rights Offering Prospectus to the NGP Parties for review and comment;
          (iii) enter into a rights agent agreement with a bank or other intermediary, which agreement and such intermediary must be reasonably acceptable to both the Partnership and the NGP Parties, and which agreement will (among other things) appoint such intermediary as the rights agent (the “Rights Agent”) for the Rights Offering;
          (iv) enter into a warrant agent agreement with a bank or other intermediary including terms substantially similar to those set forth in Exhibit E, which agreement and such intermediary must be reasonably acceptable to both the Partnership and the NGP Parties, and which agreement will (among other things) appoint such intermediary as the warrant agent for the Warrants;

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          (v) enter into such agreements with, and provide such instruments and documents to, NASDAQ, DTC and the Partnership’s transfer agent as are reasonably necessary or appropriate to consummate the Rights Offering; and
          (vi) use its best efforts to as promptly as practicable take any and all action necessary or appropriate to keep effective all registrations, permits, consents and approvals of the SEC and any other applicable Governmental Authorities, and make such filings under applicable Laws as are reasonably necessary or appropriate in connection with the Rights Offering; provided, that none of the foregoing requires the Partnership to disclose material non-public information regarding the Partnership Group if the Conflicts Committee determines in good faith that it is in the best interest of the Partnership not to disclose such information at such time and the Partnership is not otherwise required to disclose such information hereunder.
          (f) The obligations of the Partnership set forth in this Section 2.1 will be subject to the fulfillment (or the waiver by the Conflicts Committee on behalf of the Partnership, which may be granted or withheld in the Conflicts Committee’s sole discretion) of each condition precedent listed in this Section 2.1(f).
          (i) All conditions set forth in Section 8.1 have been fulfilled prior to the Rights Offering Distribution Date;
          (ii) No Action is pending or threatened in writing that seeks to restrain or prohibit the consummation of, or otherwise challenges the legality or validity of, the launch or consummation of the Rights Offering or the exercise by the NGP Parties and Eagle Rock GP of the Rights as required by Section 2.2(a);
          (iii) No Order has been issued and is continuing that restrains or prohibits the launch or consummation of the Rights Offering or the exercise by the NGP Parties and Eagle Rock GP of the Rights as required by Section 2.2(a);
          (iv) The representations and warranties of the NGP Parties, as applicable, set forth in Section 9.2 are true and correct in all material respects on the Rights Offering Launch Date, as though made at and as of the Rights Offering Launch Date;
          (v) The NGP Parties have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Rights Offering Launch Date; and
          (vi) The NGP Parties have delivered to the Partnership an officer’s certificate, dated the Rights Offering Launch Date, to the effect that the conditions set forth in Sections 2.1(f)(iv) and (v) have been satisfied.

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     2.2 The NGP Commitment.
          (a) Subject to the satisfaction or waiver by the NGP Parties of the conditions set forth in Section 2.3, each NGP Party and Eagle Rock GP will properly and timely exercise, and pay the appropriate aggregate Right Subscription Price with respect to, all Rights it receives in respect of its Common Units or General Partner Units. Each NGP Party and Eagle Rock GP will have the right, but not the obligation, to exercise all or part of its oversubscription privilege in respect of its Rights.
          (b) To the fullest extent permitted by Law, no NGP Party will assign, pledge, sell, dispose of or otherwise transfer or permit any Encumbrance to exist with respect to any Common Units or Rights it receives in respect thereof to any Person at or before the Rights Offering Expiration Time.
     2.3 Conditions to the NGP Commitment. The obligation of the NGP Parties and Eagle Rock GP to exercise Rights pursuant to Section 2.2(a) will be subject to the fulfillment (or the waiver by the NGP Parties, which may be granted or withheld in the NGP Parties’ sole discretion) of each condition precedent listed in this Section 2.3.
          (a) All conditions set forth in Section 8.1 have been fulfilled prior to the Rights Offering Distribution Date;
          (b) No Action is pending or threatened in writing that seeks to restrain or prohibit the consummation of, or otherwise challenges the legality or validity of, the Rights Offering or the exercise by the NGP Parties and Eagle Rock GP of the Rights as required by Section 2.2(a);
          (c) No Order has been issued and is continuing that restrains or prohibits the consummation of the Rights Offering or the exercise by the NGP Parties and Eagle Rock GP of the Rights as required by Section 2.2(a);
          (d) The representations and warranties of the Partnership set forth in Section 9.1 are true and correct in all material respects on the Rights Offering Distribution Date, as though made at and as of the Rights Offering Distribution Date;
          (e) The Partnership has performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Rights Offering Distribution Date;
          (f) The Partnership has delivered to the NGP Parties an officer’s certificate, dated the Rights Offering Distribution Date, to the effect that the conditions set forth in Sections 2.3(a), 2.3(d) and 2.3(e) have been satisfied; and
          (g) The transactions contemplated by the R&M Purchase Agreement shall have closed.

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ARTICLE III
THE EQUITY OFFERING
     3.1 The Equity Offering. The Partnership will pursue, and use commercially reasonable efforts to market and complete, an Underwritten Public Offering pursuant to and in accordance with this Section 3.1 as soon as reasonably practicable after the completion of the Rights Offering but before the Offering Completion Deadline. In lieu of completing any such Underwritten Public Offering, the Partnership may elect to issue and sell by or before the Offering Completion Deadline Common Units in a public offering that does not constitute an Underwritten Public Offering, including any direct placement, “bought deal” or block trade pursuant to an effective registration statement or registration statement under the Securities Act, or in a private placement (any such offering being referred to as an “Alternative Offering” and collectively with any Underwritten Public Offering, an “Offering”) if the Conflicts Committee concludes in good faith that engaging in an Alternative Offering is in the best interests of the Partnership. Upon the consummation of any Offering, the Partnership shall be deemed to have satisfied its obligations under this Section 3.1. Notwithstanding anything to the contrary herein, the Partnership shall have no obligation to initiate marketing of (i.e., distribution of a prospectus or offering memorandum to potential investors), or complete, any Offering if the Conflicts Committee concludes in good faith that it is not in the best interests of the Partnership to do so. Other than (x) pursuant to employee benefit plans, qualified stock option plans or employee compensation plans and (y) as otherwise contemplated by this Agreement or the Transactions, the Partnership will not complete any Offering before the Offering Completion Deadline that does not comply with this Section 3.1.
          (a) The price to the public or ultimate purchaser in the Offering will be no less than $3.10 per Common Unit. If the price to the public or ultimate purchaser in the Offering is $3.40 per Common Unit or less, the gross proceeds of the Offering will not exceed $105 million (excluding any overallotment option). If the price to the public or the ultimate purchaser in the Offering is greater than $3.40 per Common Unit, the gross proceeds of the Offering will not exceed $140 million (excluding any overallotment option).
          (b) The Conflicts Committee shall have the authority to determine on behalf of the Partnership the form of the Offering, the size of the Offering, the timing of the Offering, the price to be received in the Offering and the other material terms of the Offering. For the avoidance of doubt, the Partnership shall have no obligation to initiate marketing of (i.e., distribution of a prospectus or offering memorandum to potential investors), or complete, such Offering if the Conflicts Committee concludes in good faith that it is not in the best interests of the Partnership to initiate marketing of or complete such Offering.
          (c) In connection with any Offering, the Partnership will (as applicable):
          (i) prepare a prospectus supplement to the base prospectus in the Registration Statement or an offering memorandum (the “Offering Document”) covering the Common Units to be issued in the Offering;

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          (ii) at least five Business Days before beginning marketing of the Offering, provide a draft of the Offering Document (if any) to the NGP Parties for reasonable review and comment;
          (iii) enter into an underwriting agreement or other purchase agreement, having reasonable and customary terms, with one or more underwriters, reasonably acceptable to the NGP Parties;
          (iv) enter into such agreements with, and provide such instruments and documents to, NASDAQ, DTC and the Partnership’s transfer agent as are reasonably necessary or appropriate to consummate the Offering; and
          (v) take any and all action necessary or reasonably appropriate to keep effective all registrations, permits, consents and approvals of the SEC and any other applicable Governmental Authorities, and make such filings under applicable Laws as are necessary or reasonably appropriate in connection with the Offering; provided, that none of the foregoing requires the Partnership to disclose material non-public information regarding the Partnership Group if the Conflicts Committee determines in good faith that it is in the best interest of the Partnership not to disclose such information at such time.
          (d) In connection with the Offering, the NGP Parties shall:
          (i) enter into a customary lock-up agreement regarding any securities of the Partnership held by such NGP Party, as reasonably requested by the lead underwriter or the applicable initial purchaser; and
          (ii) furnish to the Partnership for inclusion in any offering or disclosure document, information regarding the NGP Parties to the extent reasonably requested by the Partnership; provided, that, unless the Partnership is required by Law to disclose such information in such offering or disclosure document, none of the foregoing requires the NGP Parties to disclose material non-public information regarding the NGP Parties if the NGP Parties determine reasonably and in good faith that it is in the best interest of the NGP Parties not to disclose such information at such time.
     3.2 The NGP Commitment. If, at any time, the Conflicts Committee determines in good faith that the Partnership (i) will not be able to complete the Offering (excluding any overallotment option) prior to the Offering Completion Deadline or (ii) will receive gross proceeds from the Offering (excluding any overallotment option) of less than $105 million (or, if the price to the public or ultimate purchaser in the Offering is greater than $3.40 per Common Unit, $140 million) prior to the Offering Completion Deadline, then the Conflicts Committee, in its sole discretion, may elect to exercise its option hereunder, and ERH shall be obligated to purchase Common Units as set forth in this Section 3.2.
          (a) The Partnership may deliver notice (the “Equity Commitment Exercise Notice”) to the NGP Parties at any time before the Offering Completion Deadline electing to exercise the Partnership’s rights under this Section 3.2.

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          (b) If the Equity Commitment Exercise Notice is timely delivered, then subject to the satisfaction or waiver by the NGP Parties of the conditions set forth in Section 3.3, ERH will purchase from the Partnership, the Equity Commitment Amount at a price of $3.10 per Common Unit.
          (c) The purchase by ERH of Common Units pursuant to Section 3.2(b) will take place on the later of (A) the earlier of (i) the closing date of the Offering (excluding any overallotment option) and (ii) the Offering Completion Deadline and (B) if all conditions set forth in Section 3.3 are not satisfied or waived on the date described in clause (A), the first Business Day on which all of the conditions set forth in Section 3.3 have been satisfied or waived (the “Initial NGP Common Unit Purchase Date”); provided, however, that ERH shall not be required to purchase Common Units pursuant to Section 3.2(b) more than six months after the Offering Completion Deadline. In the event that the purchase by ERH of Common Units pursuant to Section 3.2(b) requires HSR Act approval, ERH shall purchase on the Initial NGP Common Unit Purchase Date the maximum amount of Common Units that may be purchased without HSR Act approval, and the Parties will thereafter cooperate and use commercially reasonable efforts to obtain such approval. As promptly as practicable following the receipt of such HSR Act approval and subject to the satisfaction of the conditions set forth in Section 3.3, ERH shall purchase any remaining Equity Commitment Amount at a price of $3.10 per Common Unit (the date of such purchase, the “Subsequent NGP Common Unit Purchase Date”). If HSR Act approval has not been obtained within six months after the Initial NGP Common Unit Purchase Date, the Parties will use commercially reasonable efforts in good faith to negotiate, or cause to be negotiated, a mutually satisfactory resolution to the remaining Equity Commitment Amount. If the Parties are unable to reach such mutually satisfactory resolution within six months after initiating negotiations pursuant to the immediately preceding sentence, then NGP shall have no further obligation under this Section 3.2 to purchase the remaining Equity Commitment Amount. Each of the Initial NGP Common Unit Purchase Date and each Subsequent NGP Common Unit Purchase Date is referred to herein as an “NGP Common Unit Purchase Date”.
          (d) The Conflicts Committee shall have the sole authority and discretion to determine whether and when to deliver (or not deliver, as applicable) the Equity Commitment Exercise Notice.
          (e) The NGP Parties will deliver to the Partnership an officer’s certificate dated the NGP Common Unit Purchase Date to the effect that the representations and warranties of the NGP Parties set forth in Section 9.2 are true and correct in all material respects on the NGP Common Unit Purchase Date, as though made at and as of the NGP Common Unit Purchase Date.
          (f) The NGP Parties shall not take any action (other than actions required under this Agreement) with respect to any Common Units or Subordinated Units that would be reasonably likely (taken together with the transactions contemplated by this Agreement) to result in a HSR Act filing obligation.

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     3.3 Conditions to the NGP Commitment. The obligation of ERH to purchase Common Units pursuant to Section 3.2 will be subject to the fulfillment (or the waiver by ERH, which may be granted or withheld in ERH’s sole discretion) of each condition precedent listed in this Section 3.3.
          (a) All conditions set forth in Section 8.1 have been fulfilled prior to the NGP Common Unit Purchase Date;
          (b) No Action is pending or threatened in writing that seeks to restrain or prohibit the consummation of, or otherwise challenges the legality or validity of, the consummation of ERH’s purchase of Common Units pursuant to Section 3.2;
          (c) No Order has been issued and is continuing that restrains or prohibits the consummation of ERH’s purchase of Common Units pursuant to Section 3.2;
          (d) The representations and warranties of the Partnership set forth in Section 9.1 are true and correct in all material respects on the NGP Common Unit Purchase Date, as though made at and as of the NGP Common Unit Purchase Date;
          (e) The Partnership has performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the NGP Common Unit Purchase Date;
          (f) The Rights Offering has been completed and all outstanding Rights have been exercised or have expired;
          (g) The Partnership delivers to ERH an officer’s certificate, dated the NGP Common Unit Purchase Date, to the effect that the conditions set forth in Sections 3.3(a), 3.3(d), 3.3(e) and 3.3(f) have been satisfied; and
          (h) The transactions contemplated by the R&M Purchase Agreement shall have closed.
ARTICLE IV
PAYMENT OF THE TRANSACTION FEE
     4.1 Payment. If the Required Unitholder Approvals have been obtained, the Partnership will pay to ERH an aggregate of $29 million (the “Transaction Fee”) in accordance with, and subject to the terms of, this ARTICLE IV.
          (a) The Partnership will pay the Transaction Fee by delivering to ERH the Transaction Fee Common Units, unless the Conflicts Committee determines (in its sole discretion), no later than the Transaction Fee Determination Date, that the Transaction Fee shall be paid in cash, in which case the Partnership will pay the Transaction Fee by delivering to ERH $29 million cash.
          (b) If the Transaction Fee is to be paid by delivery of Common Units, the Partnership will make such delivery on or before the later of (x) the date of closing of the

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transactions contemplated by the R&M Purchase Agreement and (y) if all conditions set forth in Section 4.2 are not satisfied or waived on the date described in clause (x), the first Business Day on which all of the conditions set forth in Section 4.2 have been satisfied or waived.
          (c) If the Transaction Fee is to be paid in cash, the Partnership will make such payment on or before the later of (A) the earlier of (i) the completion of the Offering (excluding any overallotment option) and (ii) the Offering Completion Deadline and (B) if all conditions set forth in Section 4.2 are not satisfied or waived on the date described in clause (A), the first Business Day on which all of the conditions set forth in Section 4.2 have been satisfied or waived.
     4.2 Conditions to Payment of the Transaction Fee. The obligation of the Partnership to pay the Transaction Fee pursuant to Section 4.1 will be subject to the fulfillment (or the waiver by the Conflicts Committee on behalf of the Partnership, which may be granted or withheld in the Conflicts Committee’s sole discretion) of each condition precedent listed in this Section 4.2.
          (a) The NGP Parties shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed and complied with by such NGP Parties on or prior to the Unitholder Approval Date;
          (b) The representations and warranties set forth in Section 5.2; solely to the extent that the substance of such representations and warranties pertains to the transactions contemplated by Article IV or Article V of this Agreement, Section 9.2(c); Section 9.2(e); if applicable, Section 9.2(g); Section 9.2(h); and, with respect to the applicable representations and warranties described in this Section 4.2(b), Section 9.2(i), are true and correct in all material respects on the Transaction Fee Payment Date, as though made at and as of the Transaction Fee Payment Date;
          (c) No Action is pending or threatened in writing that seeks to restrain or prohibit the consummation of, or otherwise challenges the legality or validity of, the payment of the Transaction Fee pursuant to Section 4.1;
          (d) The deliverables set forth in Section 5.1(a) shall have been delivered to the Partnership;
          (e) No Order has been issued and is continuing that restrains or prohibits the purchase of the NGP Commitment Amount pursuant to Section 3.2, the payment of the Transaction Fee or the consummation of ERH or Eagle Rock GP’s contribution of the ERH Interests pursuant to Section 5.1;
          (f) The applicable NGP Parties deliver to the Partnership an officer’s certificate, dated as of the Transaction Fee Payment Date, to the effect that the conditions set forth in Sections 4.2(a) and 4.2(d) have been satisfied;
          (g) Each of ERH, NGP VII and NGP VIII deliver to the Partnership an officer’s certificate, dated as of the Transaction Fee Payment Date, to the effect that such NGP Party’s applicable conditions set forth in Section 4.2(b) has been satisfied; and

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          (h) The transactions contemplated by the R&M Purchase Agreement shall have closed.
     4.3 Fixed and Irrevocable Obligations. Subject to Section 6.2 and Article X, and notwithstanding the failure of any of the representations and warranties of the NGP Parties set forth in Section 9.2 to be true and correct on the Transaction Fee Payment Date, from and after payment (or release, if applicable) of the Transaction Fee, all obligations of the NGP Parties under this Agreement that have not been performed on or before such date shall be fixed and irrevocable, and must be fully performed, in accordance with the terms of this Agreement.
     4.4 Transaction Fee Allocation. For income tax purposes, the Transaction Fee shall be allocated among its component parts in the manner set forth in a schedule (the “Transaction Fee Allocation Schedule”). The Transaction Fee Allocation Schedule shall be prepared by ERH and delivered (along with certain non-privileged supporting materials that it has gathered in preparing such schedule that support the reasonableness thereof) to the Partnership within 45 days following the date of this Agreement. The Partnership will have a period of 21 days after receipt of the Transaction Fee Allocation Schedule (the “Notice Period”) to notify ERH in writing of its election to accept or reject the Transaction Fee Allocation Schedule; provided, however, that any rejection must be reasonable. In the event written notice is received rejecting the Transaction Fee Allocation Schedule during the Notice Period, ERH and the Partnership shall attempt to resolve any disputes in good faith. If any dispute shall not have been resolved within 30 days after the initial written notice of rejection is received by ERH, then the dispute shall, unless the parties otherwise agree, be submitted to and settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, now in effect. In the event no written notice rejecting the Transaction Fee Allocation Schedule is received by ERH during the Notice Period, the Transaction Fee Allocation Schedule prepared by ERH will be deemed accepted by the Partnership and shall be deemed final and binding on the parties hereto. ERH and the Partnership (or their applicable Affiliates) shall not take any position on their respective tax returns that is inconsistent with the allocation set forth on the Transaction Fee Allocation Schedule.
ARTICLE V
THE CONTRIBUTION OF THE ERH INTERESTS
     5.1 Deliveries at the ERH Interests Contribution Closing. On the Transaction Fee Payment Date ERH and Eagle Rock GP will contribute the ERH Interests free and clear of any Encumbrances to the Partnership pursuant to and in accordance with this Section 5.1.
          (a) At the ERH Interests Contribution Closing, the applicable NGP Parties will deliver (or cause to be delivered) to the Partnership:
          (i) A counterpart to the Contribution Agreement executed by Eagle Rock GP;
          (ii) A counterpart to the Contribution Agreement executed by ERH;
          (iii) Certificate(s) representing the ERH Subordinated Units;

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          (iv) An affidavit of each of ERH and Eagle Rock GP stating, under penalty of perjury, ERH’s taxpayer identification number and that ERH or Eagle Rock GP, as applicable, is not a foreign person for United States federal tax purposes, pursuant to Section 1445(b)(2) of the Code;
          (v) The Amended Partnership Agreement executed by Eagle Rock GP (for itself and on behalf of the limited partners of the Partnership); and
          (vi) An officer’s certificate, dated the date of the ERH Interests Contribution Closing, to the effect that the representations and warranties of such NGP Party set forth in Section 5.2; Section 9.2(a); solely to the extent that the substance of such representations and warranties pertains to the transactions contemplated by Article IV or Article V of this Agreement, Sections 9.2(b) through 9.2(d); Section 9.2(e); Section 9.2(h); and with respect to the applicable representations and warranties described in this Section 5.1(a)(vi), Section 9.2(i), are true and correct in all material respects on the date of the ERH Interests Contribution Closing as though made at and as of the date of the ERH Interests Contribution Closing.
          (b) At the ERH Interests Contribution Closing, the Partnership will deliver to ERH and Eagle Rock GP an executed counterpart to the Contribution Agreement.
     5.2 Representations and Warranties Relating to the ERH Interests Contribution Closing.
          (a) ERH hereby represents and warrants that the following statements are true and correct on the date hereof and will be true and correct on and as of the ERH Interests Contribution Closing.
          (i) ERH holds of record and owns beneficially the ERH Subordinated Units, free and clear of any Encumbrances (other than any restrictions under the Securities Act, state securities Laws, the Partnership Agreement and the Delaware LP Act).
          (ii) Eagle Rock GP holds of record and owns beneficially the IDRs, free and clear of any Encumbrances (other than any restrictions under the Securities Act, state securities Laws, the Partnership Agreement and the Delaware LP Act).
          (b) NGP VII and NGP VIII hereby jointly and severally represent and warrant that (i) to their knowledge, the representations and warranties made by ERH in Section 5.2(a) are true and correct and (ii) neither of them has taken any action, or knowingly acquiesced to any action, that would cause the representations and warranties of ERH in Section 5.2(a) not to be true and correct.

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ARTICLE VI
THE GENERAL PARTNER ACQUISITION OPTION
     6.1 The General Partner Acquisition Option. Subject to the satisfaction of the conditions set forth in Section 6.2, ERH grants the Partnership an option, exercisable in accordance with this Section 6.1, to purchase the General Partner Interests. If the Partnership desires to exercise such option, the Partnership must deliver to ERH, no earlier than the first Business Day after the Transaction Fee Payment Date and no later than December 31, 2012, a written notice that the Partnership is exercising its option to purchase the General Partner Interests (the “Option Notice”). If the Partnership timely delivers an Option Notice, then, within 20 Business Days following its receipt of the Option Notice, the Partnership will purchase (and ERH will sell) the General Partner Interests in accordance with this Section 6.1. At the closing of such purchase and sale (the date of which is referred to herein as the “Option Closing Date”):
          (a) The applicable NGP Parties will deliver to the Partnership:
          (i) An executed counterpart to the Assignment and Assumption Agreement;
          (ii) An affidavit of ERH stating, under penalty of perjury, ERH’s taxpayer identification number and that ERH is not a foreign person for United States federal tax purposes, pursuant to Section 1445(b)(2) of the Code; and
          (iii) An officer’s certificate, dated the Option Closing Date, to the effect that the representations and warranties of each of ERH, NGP VII and NGP VIII set forth in Sections 6.4, 9.2(a) through (g) (solely to the extent that the substance of such representations and warranties pertains to the transactions contemplated by this Article VI) and 9.2(h) (solely with respect to the General Partner Units) are true and correct in all material respects on the Option Closing Date as though made at and as of the date of the Option Closing Date and that each of ERH, NGP VII and NGP VIII has performed and complied in all material respects with all covenants and agreements contained in Section 6.3 of this Agreement.
          (b) The Partnership will deliver to ERH:
          (i) The Option Consideration; and
          (ii) An executed counterpart to the Assignment and Assumption Agreement.
          (c) The Conflicts Committee shall have the sole authority and discretion to determine whether and when to deliver (or not deliver, as applicable) the Option Notice.
     6.2 Conditions to the General Partner Acquisition Option. The obligation of ERH to sell the General Partner Interests pursuant to Section 6.1 will be subject to the fulfillment (or the waiver by ERH, which may be granted or withheld in ERH’s sole discretion) of each condition precedent listed in this Section 6.2.

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          (a) No Action is pending or threatened in writing that seeks to restrain or prohibit the consummation of, or otherwise challenges the legality or validity of, consummation of ERH’s sale of the General Partner Interests pursuant to Section 6.1;
          (b) No Order has been issued and is continuing that restrains or prohibits the consummation of ERH’s sale of the General Partner Interests pursuant to Section 6.1;
          (c) The Partnership has performed and complied in all material respects with all covenants and agreements contained in this Agreement that are required to be performed and complied with by the Partnership on or prior to the Option Closing Date;
          (d) The Partnership delivers to ERH an officer’s certificate, dated the Option Closing Date, to the effect that the conditions set forth in Section 6.2(c) have been satisfied.
     6.3 General Partner Activities. From the date hereof until the first Business Day following the earlier of (i) the Option Closing Date and (ii) December 31, 2012, and except as contemplated by the Transactions or this Agreement, ERH will not, without the prior written consent of the Partnership:
          (a) sell, transfer or otherwise dispose of, or permit any Encumbrance to exist with respect to, any Equity Interests in G&P LLC or Eagle Rock GP; or
          (b) cause or permit G&P LLC or Eagle Rock GP to:
          (i) conduct any business other than the management of the Partnership;
          (ii) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Equity Interests in G&P LLC or Eagle Rock GP;
          (iii) make, declare or pay any distribution, other than the distribution of (A) the cash received from the Partnership between the date hereof and the Option Closing Date in respect of the General Partner Interests or the IDRs and (B) Rights received pursuant to the Rights Offering and any Common Units and Warrants received upon the exercise of such Rights;
          (iv) incur any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise) of any nature, other than liabilities incurred in the ordinary course of business consistent with past practice in connection with the management of the Partnership that are subject to reimbursement by the Partnership pursuant to the terms of the Omnibus Agreement;
          (v) sell, transfer or otherwise dispose of, or permit any Encumbrance to exist with respect to, any General Partner Units or the general partner interest in Eagle Rock GP;

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          (vi) split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests; or
          (vii) repurchase, redeem or otherwise acquire any of its Equity Interests.
     6.4 Representations and Warranties Regarding the General Partner Acquisition Option.
          (a) ERH hereby represents and warrants that the following statements are true and correct on the date hereof and will be true and correct on and as of the Option Closing Date.
          (i) Each of G&P LLC and Eagle Rock GP (i) is a limited liability company or limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) and (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operation, business or assets of G&P LLC or Eagle Rock GP.
          (ii) G&P LLC has no material assets other than its general partner interest in Eagle Rock GP. G&P LLC has no material liabilities or obligations other than those set forth in its governing documents or arising out of its ownership of the general partner interest in Eagle Rock GP.
          (iii) Eagle Rock GP has no material assets other than (i) the General Partner Units and (ii) solely on the date hereof, the IDRs. Eagle Rock GP has no material liabilities or obligations other than those set forth in its governing documents or arising out of its ownership of the General Partner Units and the IDRs.
          (b) NGP VII and NGP VIII hereby jointly and severally represent and warrant that (i) to their knowledge, the representations and warranties made by ERH in Section 6.2(a) are true and correct and (ii) neither of them has taken any action, or knowingly acquiesced to any action, that would cause the representations and warranties of ERH in Section 6.2(a) not to be true and correct.

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ARTICLE VII
COVENANTS
     7.1 The Registration Statement. As soon as reasonably practicable after the date hereof, the Partnership will file the Registration Statement with the SEC. The Partnership will use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable following such filing and to remain effective at all times during the term of this Agreement. In connection with the Registration Statement, the Partnership will:
          (a) cause the Registration Statement to comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be incorporated therein or filed therewith;
          (b) notify the NGP Parties at least five Business Days before filing the Registration Statement of its intention to file the Registration Statement with the SEC and provide a copy of the Registration Statement to the NGP Parties for review and comment;
          (c) notify the NGP Parties at least two Business Days before filing any amendment or supplement to the Registration Statement and provide a copy of such amendment or supplement to the NGP Parties for review and comment;
          (d) promptly following receipt from the SEC, provide to the NGP Parties copies of any comments made by the SEC staff relating to the Registration Statement and, promptly following the preparation thereof, the Partnership’s responses thereto for review and comment;
          (e) as promptly as reasonably practicable, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period required hereunder;
          (f) notify the NGP Parties promptly (i) when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, or (iii) of any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to the Registration Statement or any related prospectus or prospectus supplement or for additional information;
          (g) prepare and file in a timely manner all documents and reports required by the Exchange Act;
          (h) if required under the rules of FINRA, in connection with the initial filing of the Registration Statement and each amendment thereto, prepare and, within one Business Day of such filing with the SEC, file with the FINRA all forms and information required by FINRA to be so filed in order to obtain written confirmation from FINRA that FINRA conditionally does not object to the fairness and reasonableness of the underwriting terms and arrangements relating to the sale of securities pursuant to the

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Registration Statement, including information provided to FINRA through its COBRADesk system, and pay all costs, fees and expenses incident to FINRA’s review of the Registration Statement and the related underwriting terms and arrangements, including all filing fees associated with any filings or submissions to FINRA; and
          (i) otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC.
     7.2 The Proxy Statement and the Unitholder Meeting.
          (a) Eagle Rock GP, as general partner of the Partnership, will take, in accordance with applicable Law, NASDAQ rules and the Partnership Agreement, all action necessary to call, hold and convene an appropriate meeting of the holders of Common Units and Subordinated Units to consider and vote solely upon the Unitholder Proposals and any other matters required to be approved by them for consummation of the Transactions (including any adjournment or postponement as determined by the Conflicts Committee, the “Unitholder Meeting”) as promptly as reasonably practicable after the date hereof. The Board and the Conflicts Committee will recommend approval of the Unitholder Proposals (the “Recommendation”), and the Partnership will take all reasonable lawful action to solicit approval of the Unitholder Proposals by the holders of Common Units and by the holders of Subordinated Units. Notwithstanding the foregoing, at any time prior to obtaining the Required Unitholder Approvals, the Board and/or the Conflicts Committee may withdraw, modify or qualify in any manner adverse to the NGP Parties the Recommendation (any such action a “Change in Recommendation”) if the Board and/or the Conflicts Committee (as the case may be) has concluded in good faith, after consultation with its outside legal advisors and financial consultants, that the failure to make a Change in Recommendation would either not be in the best interests of the Partnership or in the best interests of the Non-Affiliated Unitholders; provided, however, that the Board and/or the Conflicts Committee shall not be entitled to exercise its rights to make a Change in Recommendation pursuant to this sentence unless the Partnership has provided to the NGP Parties five days prior written notice advising the NGP Parties that the Board and/or the Conflicts Committee intends to take such action and specifying the reasons therefor in reasonable detail, including, if applicable, the terms and conditions of any proposed transaction that is the basis of the proposed action. Any Change in Recommendation will not change the approval of the Unitholder Proposals or any other approval of the Board and the Conflicts Committee, including in any respect that would have the effect of causing any state (including Delaware) takeover statute or other similar statute to be applicable to the matters contemplated hereby.
          (b) As promptly as reasonably practicable after the date hereof, the Partnership will prepare and file with the SEC the Proxy Statement in preliminary form. The Parties will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, the NGP Parties will furnish to the Partnership the information relating to the NGP Parties required by the Exchange Act to be set forth in the Proxy Statement, and the NGP Parties and their counsel will be given the opportunity to review and comment on the Proxy Statement prior to the filing thereof with the SEC. The Partnership and the NGP Parties will each use its commercially

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reasonable efforts, after consultation with the other Parties, to respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Partnership will use its commercially reasonable efforts to cause the Proxy Statement to be transmitted to the holders of Common Units and Subordinated Units as promptly as practicable following the filing thereof in definitive form with the SEC. The Partnership will advise the NGP Parties promptly after it receives notice of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Unitholder Meeting any information relating to the Partnership or the NGP Parties, or any of their respective affiliates, officers or directors, should be discovered by the Partnership or any NGP Party that should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information will promptly notify the other Parties and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by Law, disseminated to the holders of Common Units and Subordinated Units. The Partnership will not mail any Proxy Statement, or any amendment or supplement thereto, with respect to which any NGP Party reasonably objects to disclosure therein specifically regarding any NGP Party or any representative of any NGP Party (including members of the Board appointed, pursuant to the terms of the Partnership Agreement, by the NGP Representative (as defined therein)).
          (c) Once the Unitholder Meeting has been called and noticed, the Partnership will not postpone or adjourn the Unitholder Meeting past the Termination Date without the consent of the NGP Parties, which consent will not be unreasonably withheld or delayed, other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that the Partnership believes in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Units and Subordinated Units prior to the Unitholder Meeting; provided that if the Unitholder Meeting is so delayed to a date after the Termination Date as a result of either (i) or (ii) above, then the Termination Date will be extended to the seventh Business Day after such date.
          (d) Each of the NGP Parties hereby irrevocably and unconditionally agrees that from and after the date hereof and until the earlier of (i) the first Business Day after the Unitholder Approval Date or (ii) the date this Agreement is terminated in accordance with its terms (the “Expiration Time”), at any Unitholders’ Meeting, such NGP Party will, unless the Partnership directs the NGP Parties to do otherwise, (A) appear at such Unitholders’ Meeting or otherwise cause the Common Units and Subordinated Units beneficially owned by such NGP Party as of the relevant time (“Owned Units”) to be counted as present for purposes of calculating a quorum and respond to any other request by the Partnership for written consent, if any, and, (B) vote, or cause to be voted, all of its Owned Units (1) in favor of the approval of the Unitholder Proposals (whether or not recommended by the Board or the Conflicts Committee), (2) in favor of the approval of proposals made by the Partnership or the Conflicts Committee for an adjournment of the Unitholders’ Meeting, and (3) against any action or agreement that would reasonably be

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expected to (a) result in a breach of any representation, warranty or covenant of any NGP Party under this Agreement or (b) interfere with, delay or attempt to discourage the consummation of the Transactions.
          (e) Each of the NGP Parties hereby agrees, while this Agreement is in effect, promptly to notify the Partnership of the number of any new Common Units with respect to which beneficial ownership is acquired by such NGP Party, if any, after the date hereof and before the Expiration Time. Any such Common Units shall automatically become subject to the terms of this Agreement as Owned Units as though beneficially owned by such NGP Party as of the date hereof.
          (f) Except as provided for herein, the NGP Parties agree, from the date hereof until the Expiration Time, not to (i) directly or indirectly transfer or offer to transfer any Owned Units; (ii) tender any Owned Units into any tender or exchange offer or otherwise; or (iii) otherwise restrict the ability of the NGP Parties to freely exercise all voting rights with respect to the Owned Units. Any action attempted to be taken in violation of the preceding sentence will be null and void.
          (g) The Conflicts Committee shall have the sole authority to act on behalf of the Partnership with respect to the matters set forth in Sections 7.2(d), 7.2(e) and 7.2(f).
          (h) Notwithstanding anything to the contrary in this Agreement, no approval of any Unitholder Proposal will be sought, and no such Unitholder Meeting will be held, if the R&M Purchase Agreement has terminated.
     7.3 Further Assurances. Subject to the terms and conditions of this Agreement, each Party will use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to enable consummation of the matters contemplated hereby, including obtaining (and cooperating with the other Parties to obtain) HSR Act approval, if required, or the expiration or early termination of any applicable waiting period thereunder, and any other third party approval that is required to be obtained by the Party in connection with the Transactions and the other matters contemplated by this Agreement and the R&M Purchase Agreement, and using commercially reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the matters contemplated hereby, and using commercially reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the matters contemplated hereby or seeking material damages, and each Party will cooperate fully with the other Parties to that end, and will furnish to the other Parties copies of all correspondence, filings and communications between it and its Affiliates, on the one hand, and any Governmental Authority, on the other hand, with respect to the matters contemplated hereby. In complying with the foregoing, the Partnership shall not be required to take any action that is reasonably likely to result in a Material Adverse Effect.
     7.4 Press Releases. No Party will, without the prior approval of the Conflicts Committee in the case of any NGP Party and the NGP Parties in the case of the Partnership, issue any press release or written statement for general circulation relating to the matters contemplated hereby, except as otherwise required by applicable Law or regulation or the rules of the NASDAQ, in

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which case it will consult with the other applicable Party before issuing any such press release or written statement.
     7.5 Partnership Activities. From the date hereof until the first Business Day following the ERH Interests Contribution Closing and except as contemplated by the Transactions, this Agreement or the R&M Purchase Agreement, the Partnership will not, without the prior written consent of the NGP Parties:
          (a) conduct the business of it and its subsidiaries other than in all material respects in the ordinary and usual course or take any action that would adversely affect its ability to perform any of its obligations under this Agreement;
          (b) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Equity Interests (other than (i) pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or (ii) in connection with any Offering);
          (c) make, declare or pay any distribution (except quarterly cash distributions of Available Cash (as defined in the Partnership Agreement));
          (d) split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests; or
          (e) repurchase, redeem or otherwise acquire any of its Equity Interests (other than pursuant to employee benefit plans, qualified stock option plans or employee compensation plans).
     7.6 Notification of Certain Matters.
          (a) The Partnership will give prompt notice to the NGP Parties of (i) any fact, event or circumstance known to it that (A) would, or is reasonably likely to, individually or taken together with all other facts, events and circumstances known to it, result in a Material Adverse Change or (B) would, or is reasonably likely to, cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (ii) any change in its condition (financial or otherwise) or business or any litigation or governmental complaints, investigations or hearings, in each case to the extent such change, litigation, complaints, investigations, or hearings results in, or would result in, or is reasonably likely to be expected to result in, a Material Adverse Change.
          (b) The NGP Parties will give prompt notice to the Partnership of any fact, event or circumstance known to them that would, or is reasonably likely to, cause or constitute a material breach of any of their representations, warranties, covenants or agreements contained herein.
          (c) The Partnership will promptly provide copies to the NGP Parties of all notices, requests, demands, and other communications delivered or received by any

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Affiliate of the Partnership under the R&M Purchase Agreement pursuant to Section 13.1 thereof.
     7.7 Competing Proposals.
          (a) Except as contemplated by this Agreement, the Partnership will not, and it will cause its Representatives (including the Conflicts Committee) not to, directly or indirectly, (i) solicit the submission of any Competing Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, any Competing Proposal. Subject to the limitations in Section 7.7(b), nothing contained in this Agreement will prohibit the Partnership (or the Conflicts Committee) from furnishing any information to, or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited written Competing Proposal which did not result from a breach of this Section 7.7 (a “Receiving Party”) if the Board or the Conflicts Committee determines, after consultation with its outside legal advisors and financial consultants, that such Competing Proposal could possibly lead to a Change in Recommendation.
          (b) The Partnership (including the Conflicts Committee) will not provide any Receiving Party with any non-public information or data pertaining to the Partnership or any of its assets (the “Non-Public Information”) unless (i) the Partnership has complied with all of its obligations under this Section 7.7, (ii) the Board or the Conflicts Committee determines, after consultation with its outside legal advisors and financial consultants that the provision of such Non-Public Information to the Receiving Party could possibly lead to a Change in Recommendation, and (iii) the Partnership has first (A) required the Receiving Party to execute and deliver a confidentiality agreement with terms deemed reasonable in good faith by the Conflicts Committee, (B) furnished a copy of such confidentiality agreement to the NGP Parties and (C) notified the NGP Parties of the identity of such Receiving Party. The Partnership will promptly provide or make available to the NGP Parties any non-public information concerning the Partnership or any of its assets that is provided or made available to any Receiving Party pursuant to this Section 7.7 which was not previously provided or made available to the NGP Parties.
          (c) The Parties acknowledge that, while the Conflicts Committee has been delegated the authority to effect a Change in Recommendation and to terminate this Agreement pursuant to Section 10.1(e), the Conflicts Committee has not been delegated the authority to approve execution or delivery by the Partnership of any agreement constituting a Competing Proposal.
7.8 Use of Proceeds. The Partnership will use all net proceeds received by it from all issuances of Common Units hereunder (a) to pay to ERH (if to be paid in cash) the Transaction Fee payable pursuant to Section 4.1, (b) to repay outstanding Partnership indebtedness and (c) for other general purposes of the Partnership, including, if determined by the board of directors of G&P LLC, resetting Partnership hedge arrangements.
7.9 Assurances Regarding ERH’s Obligations. Subject to the terms and conditions of this Agreement, NGP VII and NGP VIII shall take, and shall cause ERH to take, promptly, or to cause to be taken promptly, all actions, and to do promptly, or to cause to be done promptly, all

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things necessary, proper or advisable to perform, fulfill or consummate ERH’s obligations under this Agreement other than (i) the obligation to deliver a specific number of Subordinated Units under Section 5.1(a)(iii) and (ii) the obligation to deliver a specific quantum of ownership pursuant to the Contribution Agreement.
7.10 Assurances Regarding the R&M Purchase Agreement. The Partnership will not, without the prior written consent of the NGP Parties:
          (a) permit ER Pipeline or EROC Production to waive, amend or otherwise modify the R&M Purchase Agreement or any portion thereof; or
          (b) permit ER Pipeline or EROC Production to terminate, or agree to terminate, the R&M Purchase Agreement.
ARTICLE VIII
UNITHOLDER APPROVAL
     8.1 Conditions to All Transactions. No Party will be required to consummate any of the Transactions unless each of the Required Unitholder Approvals has been obtained on or prior to the date of such consummation.
ARTICLE IX
REPRESENTATIONS AND WARRANTIES
     9.1 Representations and Warranties of the Partnership. The Partnership hereby represents and warrants to the NGP Parties as follows:
          (a) Organization, Standing and Authority. The Partnership (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) and (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect.
          (b) Capitalization. As of the date hereof, there are 844,551 General Partner Units, 54,593,876 Common Units (excluding 687,106 unvested restricted units issued under the Partnership’s long term incentive plan), and 20,691,495 Subordinated Units issued and outstanding, which collectively constitute all of the issued and outstanding Equity Interests of the Partnership. The limited partner interests represented by the Common Units and Subordinated Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the Delaware LP Act). The

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general partner interests represented by such General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement. Except as expressly contemplated by this Agreement, otherwise disclosed in the Partnership SEC Reports or pursuant to employee benefit plans, qualified stock option plans or employee compensation plans, there are no issued or outstanding Commitments of the Partnership with respect to any equity securities of the Partnership and the Partnership does not have any commitment to authorize, issue or sell any equity securities or Commitments.
          (c) Subsidiaries. Each of the Partnership’s subsidiaries has the entity power and authority to carry on its business as it is now being conducted and to own all its properties and assets, except as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
          (d) Unitholder Authority. Subject to receipt of the Required Unitholder Approvals, this Agreement and the matters contemplated hereby have been authorized by all necessary partnership and limited liability company action, and this Agreement has been duly executed and delivered and is a legal, valid and binding agreement of the Partnership, ER Pipeline and EROC Production, as applicable, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
          (e) No Defaults. Subject to receipt of any required HSR Act approval or the expiration or early termination of any applicable waiting period thereunder, the declaration of effectiveness of the Registration Statement, required filings under federal and state securities Laws, FINRA and the NASDAQ, and the Required Unitholder Approvals and except as would not have a Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which the Partnership or any of its subsidiaries is a party or by which it or any of its subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under the Partnership Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Partnership or any of its subsidiaries, or (iv) result in the creation of any Encumbrance on any of the Partnership’s (or any of its subsidiaries’) assets.
          (f) Financial Reports and SEC Documents. All of the Partnership SEC Reports filed with the SEC since January 1, 2009 (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets (other than the balance sheet of G&P LLC) contained in or incorporated by reference into any such Partnership

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SEC Report (including the related notes and schedules thereto) fairly presents the financial position of the Partnership as of its date, and each of the statements of income and changes in partners’ capital and cash flows in such Partnership SEC Reports (including any related notes and schedules thereto) fairly presents the results of operations, changes in partners’ capital and changes in cash flows, as the case may be, of the Partnership for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. Except (i) as would not have a Material Adverse Effect and (ii) as and to the extent set forth on the Partnership’s balance sheet as of September 30, 2009, as of such date, neither the Partnership nor any of its subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet or in the notes thereto prepared in accordance with GAAP consistently applied.
          (g) No Brokers. No action has been taken by or on behalf of the Partnership that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated hereby, excluding fees to be paid pursuant to letter agreements which have been heretofore disclosed to the NGP Parties.
          (h) Regulatory Approvals. Except (i) as would not have a Material Adverse Effect and (ii) to the extent that HSR Act approval, or the expiration or early termination of any applicable waiting period thereunder, is required, there are no approvals of any Governmental Authority required to be obtained by the Partnership to consummate the matters contemplated by this Agreement (other than filings with and approvals by the SEC).
          (i) Conflicts Committee/Board Recommendations. At meetings duly called and held, (i) the Conflicts Committee (A) determined that this Agreement and the R&M Purchase Agreement and the transactions contemplated hereby and thereby are in the best interests of the Partnership and (B) recommended that the Board approve this Agreement and the R&M Purchase Agreement and the transactions contemplated hereby and thereby, (ii) the Board and Conflicts Committee (A) approved this Agreement and the R&M Purchase Agreement and the transactions contemplated hereby and thereby and (B) recommended to the Non-Affiliated Unitholders that they approve the Unitholder Proposals.
          (j) Fairness Opinion. SMH Capital Inc. has delivered to the Conflicts Committee its written opinion dated as of the date hereof, that as of such date, the transactions contemplated by this Agreement and the R&M Purchase Agreement are fair, from a financial point of view, to the Non-Affiliated Unitholders, a copy of which written opinion has been provided to the Board.
          (k) Issuances of Common Units. All Common Units issued to any NGP Party pursuant to this Agreement, when so issued as provided in this Agreement, will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by

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Sections 17-303, 17-607, and 17-804 of the Delaware LP Act) and free of preemptive rights (except as provided in Section 5.8 of the Partnership Agreement or the Amended Partnership Agreement, as applicable) and will entitle such NGP Party to all of the rights of a holder of Common Units in accordance with the Partnership Agreement and the Delaware LP Act.
     9.2 Representations and Warranties of the NGP Parties. Except as set forth in Section 9.2(h), each NGP Party hereby severally represents and warrants to the Partnership as follows:
          (a) Organization, Standing and Authority. Such NGP Party (i) is a limited partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware or the State of Texas and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.
          (b) Authority. This Agreement and the matters contemplated hereby and the consummation of the transactions contemplated hereby have been authorized by all necessary partnership or limited liability company action by such NGP Party, and this Agreement has been duly executed and delivered and is a legal, valid and binding agreement of such NGP Party, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
          (c) No Defaults. Subject to receipt of any required HSR Act approval or the expiration or early termination of any applicable waiting period thereunder, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which such NGP Party is a party or by which any of them is subject or bound, (ii) constitute a breach or violation of, or a default under the organizational agreements of such NGP Party, or (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to such NGP Party.
          (d) Regulatory Approvals. Except to the extent that HSR Act approval, or the expiration or early termination of any applicable waiting period thereunder, is required, there are no approvals of any Governmental Authority required to be obtained by such NGP Party to consummate the transactions contemplated by this Agreement.

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          (e) No Brokers. No action has been taken by or on behalf of such NGP Party that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the matters contemplated hereby.
          (f) Limited Representations and Warranties. Such NGP Party acknowledges that, except for the representations and warranties made by the Partnership in Section 9.1, neither the Partnership nor any of its Affiliates has made and shall not be deemed to have made any representation or warranty of any kind. Without limiting the generality of the foregoing, such NGP Party agrees that neither the Partnership nor any of its Affiliates, makes or has made any representation or warranty to the NGP Parties or their Affiliates with respect to (i) any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Partnership or any of its subsidiaries or the future business, operations or affairs of the Partnership or any of its subsidiaries or (ii) any other information, statement or documents delivered to or made available to the NGP Parties or their Affiliates.
          (g) Securities Laws Representations. Such NGP Party is an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act. The Partnership has made available and such NGP Party has reviewed such information as such NGP Party considers necessary or appropriate to evaluate the risks and merits of an investment in Common Units or other securities of the Partnership and the consummation of the Transactions. Such NGP Party has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in securities of entities and businesses similar to that of the Partnership, and has had an opportunity to ask all questions of and receive answers from the Partnership, in order to evaluate the merits and risks of an investment in Common Units or other securities of the Partnership and the consummation of the Transactions and to make an informed investment decision with respect thereto. Any securities of the Partnership acquired by such NGP Party pursuant to the Transactions are being acquired for such NGP Party’s own account, not as a nominee or agent, and with no intention of distributing such securities or any part thereof, and such NGP Party has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any State.
          (h) Ownership of Units. Without giving effect to the consummation of any of the Transactions:
          (i) ERH represents and warrants that Eagle Rock GP owns of record 844,551 General Partner Units and ERH owns of record 2,338,419 Common Units and 20,691,495 Subordinated Units, in each case free and clear of all Encumbrances;
          (ii) Montierra represents and warrants that Montierra owns of record 2,868,556 Common Units free and clear of all Encumbrances;

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          (iii) Montierra Management represents and warrants that Montierra Management owns of record 28,491 Common Units free and clear of all Encumbrances;
          (iv) NGP VII represents and warrants that NGP VII owns of record 1,701,497 Common Units free and clear of all Encumbrances; and
          (v) NGP VIII represents and warrants that NGP VIII owns of record 1,763,206 Common Units, in each case, free and clear of all Encumbrances.
          (i) Accuracy of Representations and Warranties. NGP VII and NGP VIII hereby jointly and severally represent and warrant that (i) to their knowledge, the representations and warranties made by the other NGP Parties in Section 9.2 are true and correct and (ii) neither of them has taken any action, or knowingly acquiesced to any action, that would cause the representations and warranties of the other NGP Parties in Section 9.2 not to be true and correct.
          (j) Financial Ability. NGP VII and NGP VIII hereby jointly and severally represent that each NGP Party will have sufficient funds available to timely fund its obligations in connection with the transactions contemplated by this Agreement and satisfy all other costs and expenses of such NGP Party arising in connection with this Agreement.
ARTICLE X
TERMINATION
     10.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Transactions that have not been consummated prior to such termination may be abandoned at any time prior to the Option Closing Date, whether before or after the receipt of the Required Unitholder Approvals:
          (a) By the mutual consent of all of the Parties in a written instrument;
          (b) By either the NGP Parties, on one hand, or the Partnership, on the other, upon written notice to the other (in the case of clauses (iv) and (v), delivered prior to the Transaction Fee Payment Date), if:
          (i) the Required Unitholder Approvals have not been obtained on or before the Termination Date; provided that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) will not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Required Unitholder Approvals to have been consummated on or before such date;
          (ii) any Governmental Authority has issued a Law or Order or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of any of the Transactions

37

or making any of the Transactions illegal and such Law or Order or other action has become final and nonappealable (provided that the terminating party is not then in breach of Section 7.3;
          (iii) the Required Unitholder Approvals are not all obtained at the Unitholder Meeting;
          (iv) there has been a material breach of or any inaccuracy in any of the representations or warranties set forth in this Agreement on the part of the other party (treating the NGP Parties as one party for the purposes of this Section 10.1(b)(iv)), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Transaction Fee Payment Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); or
          (v) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party (treating the NGP Parties as one party for the purposes of this Section 10.1(b)(v)), which breach has not been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Transaction Fee Payment Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);
          (c) By the NGP Parties, upon written notice to the Partnership delivered prior to the receipt of the Required Unitholder Approvals, if (i) the Partnership has willfully and materially breached Section 7.7 or (ii) a Change in Recommendation has occurred.
          (d) By the NGP Parties, upon written notice to the Partnership delivered within eight Trading Days following the end of the applicable Measurement Window if the Measurement Window Average Price was less than $1.50 for such Measurement Window; provided, that no such notice may be delivered to the Partnership after the Required Unitholder Approvals are obtained.
          (e) By the Conflicts Committee, upon written notice to the NGP Parties delivered prior to the receipt of the Required Unitholder Approval, if at any time after the date of this Agreement, the Conflicts Committee (after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants) determines that terminating this Agreement in favor of a Competing Proposal is either in the best interest of the Partnership or in the best interests of the Non-Affiliated Unitholders.
          (f) By the NGP Parties upon written notice to the Partnership delivered prior to the Transaction Fee Payment Date, if a Material Adverse Change has occurred.
          (g) By the NGP Parties upon written notice to the Partnership delivered prior to the Transaction Fee Payment Date, if the transactions contemplated by the R&M

38

Purchase Agreement have not closed within seven Business Days following the Unitholder Approval Date.
          In addition, this Agreement will automatically terminate, with no further action by any Party hereto, upon the termination of the R&M Purchase Agreement prior to the closing of the transactions contemplated thereby. The Partnership will provide prompt written notice to the NGP Parties of any such termination.
     10.2 Effect of Termination.
          (a) If this Agreement is terminated as provided in Section 10.1, the terminating Party will promptly give written notice thereof to the other Parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement will be null and void and, except as provided in Sections 10.2 and 11.1 or as otherwise expressly provided herein, no Party will have any rights or obligations under this Agreement, except that no such termination will relieve any Party from liability for damages for any willful and material breach of any agreement or covenant contained herein.
          (b) If this Agreement is terminated (i) by the Conflicts Committee pursuant to Section 10.1(e), (ii) by any Party pursuant to Section 10.1(b)(iii) and a Change in Recommendation occurred, or (iii) by the NGP Parties pursuant to Section 10.1(b)(v) because the Partnership breached its obligations regarding filing or transmission of the Proxy Statement pursuant to Section 7.2, then in any such case the Partnership will pay to ERH, within five Business Days after such termination, the Termination Fee. If the R&M Purchase Agreement is terminated by Black Stone because either the Partnership or any of its Affiliates breached any representation, warranty or covenant in the R&M Purchase Agreement, then the Partnership will pay to ERH, within five Business Days after such termination, the Termination Fee. Notwithstanding anything to the contrary in this Agreement, the Parties agree that in circumstances where payment of the Termination Fee is required hereunder, upon such payment, the payment of any Termination Fee in accordance with this Section 10.2 shall be the exclusive remedy of the NGP Parties for (i) any loss suffered as a result of the failure of the Transactions to be consummated and (ii) any other losses, damages, obligations or liabilities suffered as a result of or under this Agreement and the Transactions. Upon payment of the Termination Fee in accordance with this Section 10.2, none of the Partnership Parties or any of their respective directors, Affiliates, officers or agents, as the case may be, shall have any further liability or obligation to the NGP Parties relating to or arising out of this Agreement or the Transactions.
ARTICLE XI
MISCELLANEOUS
     11.1 Fees and Expenses. Whether or not any or all of the Transactions are consummated and whether or not any or all of the Required Unitholder Approvals are received, the Partnership will reimburse the NGP Parties for all documented reasonable out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including reasonable attorneys’ fees. This Section 11.1 will survive any termination of this Agreement.

39

     11.2 Entire Agreement; No Third Party Beneficiaries. This Agreement and the exhibits and schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. There are no third party beneficiaries having rights under or with respect to this Agreement.
     11.3 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.
     11.4 Assignments. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties.
     11.5 Notices. Notwithstanding anything herein to the contrary, the Partnership will be entitled for all purposes relative to this Agreement to rely solely and exclusively on the notices, statements and representations of ERH to the Partnership as being the notice, statements and representations of the NGP Parties hereunder. For any notice, invoice, statement or representation required or permitted to be given by the Partnership to the NGP Parties under this Agreement, the Partnership will be entitled to provide such notice, invoice, statement or representation to ERH and such communication will fulfill all such requirements of the Partnership to the NGP Parties hereunder. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:
Notice to the NGP Parties:
Eagle Rock Holdings, L.P.
125 E. John Carpenter Freeway
Suite 600
Irving, Texas 75062
Fax: (972) 432-1441
Attn: Christopher Ray
With copies to (which shall not constitute notice)
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana Street, 44th Floor
Houston, Texas 77002
Fax: (713) 236-0822
Attn: John Goodgame
Notice to the Partnership:
Eagle Rock Energy Partners, L.P.
1415 Louisiana Street

40

The Wedge Tower, Suite 2700
Houston, Texas 77002
Fax: (281) 408 — 1302
Attn: Joseph Mills and Charles Boettcher
With copies to (which shall not constitute notice):
Vinson & Elkins, L.L.P.
First City Tower
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Fax: (713) 615 — 5725
Attn: Douglas McWilliams
Eagle Rock Energy G&P, L.L.C.
1415 Louisiana Street
The Wedge Tower, Suite 2700
Houston, Texas 77002
Fax: (281) 408 — 1302
Attn: Conflicts Committee
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Fax: (713) 238-7409
Attn: G. Michael O’Leary and Meredith Mouer
Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, ordinary mail, or electronic mail). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.
     11.6 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.
     11.7 Time. Time is of the essence in the performance of this Agreement.

41

     11.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
     11.9 Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.
     11.10 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
     11.11 Governing Law. This Agreement and the performance of the transactions contemplated hereby and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles. Each of the Parties agrees that this Agreement (i) involves at least $100,000.00 and (ii) has been entered into by the Parties in express reliance on 6 Del. C. § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (A) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B)(1) to the extent such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by law, also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (B)(1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such Party personally within the State of Delaware.
     11.12 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, if both the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner adverse to any Party.
     11.13 Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.
     11.14 Remedies.
          (a) Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Nothing herein will be considered an election of remedies.
          (b) The Parties acknowledge and agree that the Parties would be damaged irreparably in the event that the obligations to consummate the transactions contemplated

42

hereby are not performed in accordance with their specific terms or this Agreement is otherwise breached, and that in addition to remedies, other than injunctive relief and specific performance, that the Parties may have under law or equity, the Parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.
(The remainder of this page is intentionally left blank; the next page is the signature page.)

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized representatives effective as of the date first written in the preamble to this Agreement.

NATURAL GAS PARTNERS VII, L.P. By its general partner, G.F.W. Energy VII, L.P.
By its general partner, GFW VII, L.L.C.

By:	/s/ Kenneth A Hersh
	Name:	Kenneth A. Hersh
	Title:	Authorized Member

NATURAL GAS PARTNERS VIII, L.P. By its general partner, G.F.W. Energy VIII, L.P.
By its general partner, GFW VIII, L.L.C.

By:	/s/ Kenneth A. Hersh
	Name:	Kenneth A. Hersh
	Title:	Authorized Member

MONTIERRA MINERALS & PRODUCTION, L.P. By its general partner, Montierra Management LLC

By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chief Executive Officer

MONTIERRA MANAGEMENT LLC
By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chief Executive Officer
[Signature Page to Amended and Restated Securities Purchase and Global Transaction Agreement]

EAGLE ROCK HOLDINGS, L.P. By its general partner, Eagle Rock GP, LLC

By:	/s/ Kenneth A. Hersh
	Name:	Kenneth A. Hersh
	Title:	Manager

EAGLE ROCK ENERGY G&P, LLC
By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chairman & Chief Executive Officer

EAGLE ROCK ENERGY GP, L.P. By its general partner, Eagle Rock Energy G&P, LLC

By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chairman & Chief Executive Officer

EAGLE ROCK ENERGY PARTNERS, L.P. By its general partner, Eagle Rock Energy GP, L.P.

By its general partner, Eagle Rock Energy G&P, LLC

By:	/s/ Joseph A. Mills
	Name:	Joseph A. Mills
	Title:	Chairman & Chief Executive Officer
[Signature Page to Amended and Restated Securities Purchase and Global Transaction Agreement]

Exhibit A
AMENDMENT NO. 1 TO
FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
EAGLE ROCK ENERGY PARTNERS, L.P.
     THIS AMENDMENT NO. 1 TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EAGLE ROCK ENERGY PARTNERS, L.P. dated as of [                    ], 2010 (this “Amendment No. 1”), is entered into by and among Eagle Rock Energy GP, L.P., a Delaware limited partnership, as the General Partner and as the lawful attorney-in-fact for the Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.
     WHEREAS, the General Partner and Limited Partners entered into the First Amended and Restated Agreement of Limited Partnership of Eagle Rock Energy Partners, L.P. on October 27, 2006 (the “First Amended and Restated Agreement”);
     WHEREAS, the Partnership has entered into the Securities Purchase and Global Transaction Agreement, dated December 21, 2009, among the Partnership and the other parties thereto, which contemplates, among other things, the distribution of rights and the issuance of warrants by the Partnership; and
     WHEREAS, this Amendment No. 1 has been approved by a Unit Majority and the General Partner.
     NOW, THEREFORE, pursuant to Section 13.2 of the First Amended and Restated Agreement, in consideration of the covenants, conditions and agreements contained herein, the First Amended and Restated Agreement is hereby amended as follows:
     Section 1. Amendment.
     (a) Section 1.1 is hereby amended to add the following definitions:
     (i) “Right Exercised Common Unit” means any Common Unit issued by the Partnership upon the exercise of a right to purchase a Common Unit.
     (ii) “Warrant Exercised Common Unit” means any Common Unit issued by the Partnership upon the exercise of a warrant to purchase a Common Unit.
     (b) Section 5.5(a) is hereby amended and restated in its entirety as follows:
     The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner)

owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. The Partnership shall follow the proposed noncompensatory option regulations under Proposed Treasury Regulation Sections 1.704-1, 1.721-2 and 1.761-3 at all times, including when the assets of the Partnership are revalued or any warrant is exercised in accordance with its terms.
     (c) Section 5.5(d) is hereby amended and restated in its entirety as follows:
     (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance. In accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(2), upon any exercise of a warrant, the Capital Account of all Partners and the Carrying Value of each Partnership property shall immediately after such exercise be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such exercise. Any Unrealized Gain or Unrealized Loss (or items thereof) shall first be allocated to the Partners who were the initial holders of a Warrant Exercised Common Unit until the Capital Account in respect of each such Warrant Exercised Common Unit is equal to the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Exercised Common Unit) if the operation of this sentence is triggered by the exercise of a warrant, and regardless of whether the operation of this sentence is triggered by the exercise of a warrant, any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. If the Unrealized Gain or

Unrealized Loss allocated as a result of the exercise of a warrant is not sufficient to cause the Capital Account of each Warrant Exercised Common Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Exercised Common Unit), then Capital Account balances shall be reallocated between the Partners holding Warrant Exercised Common Units and the Partners holding Common Units (other than Warrant Exercised Common Units) so as to cause the Capital Account of each Warrant Exercised Common Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Exercised Common Unit), in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests, or immediately after the exercise of a warrant, shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.
     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
     (d) Section 5.9 is hereby amended and restated in its entirety as follows:
     Splits, Combinations and Other Pro Rata Distributions.
     (a) Subject to Section 5.9(d), Section 6.6 and Section 6.9 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities and any options, rights, warrants or appreciation rights relating to any Partnership Security to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event (but before giving effect to the exercise of any options, rights, warrants or appreciation rights relating to any Partnership Securities distributed in connection with such event), each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including the number of Subordinated Units that may convert prior to the end of the Subordination Period) are proportionately adjusted.
     (b) Whenever such a distribution, subdivision or combination of Partnership Securities or any options, rights, warrants or appreciation rights relating to any Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or any options, rights, warrants or appreciation rights relating to any Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
     (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).
     (e) Section 6.1(e)(x) is hereby amended and restated in its entirety as follows:
     Economic Uniformity. (A) At the election of the General Partner with respect to any taxable period ending upon, or after, the termination of the Subordination Period, all or a portion of the remaining items of Partnership income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to each Partner holding Subordinated Units that are Outstanding as of the termination of the Subordination Period (“Final Subordinated Units”) in the proportion of the number of Final Subordinated Units held by such Partner to the total number of Final Subordinated Units then Outstanding, until each such Partner has been allocated an amount of income or gain that increases the Capital Account maintained with respect to such Final Subordinated Units to an amount equal to the product of (A) the number of Final Subordinated Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Final Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than the General Partner and its Affiliates immediately prior to the conversion of such Final Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will be available to the General Partner only if the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to Section 5.5(c)(ii) does not otherwise provide such economic uniformity to the Final Subordinated Units.
     (B) With respect to any taxable period ending after a right is exercised, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to each Partner who was the initial holder of a Right Exercised Common Unit until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Right Exercised Common Units to an amount equal to the product of (A) the number of Right Exercised Common Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit (other than a Right Exercised Common Unit).
     (f) Section 6.2(c) is hereby amended and restated in its entirety as follows:
     For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions, (ii) make special allocations for federal income tax purposes of income (including gross income), gains, losses, deductions, Unrealized Gains or Unrealized Losses, and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code (including, if necessary to accomplish the intent of this Agreement, the finalization of Treasury Regulations that may differ from the Proposed Treasury Regulations relied upon in Section 5.5(d)(i) and Section 6.2(i) hereof) or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.
     (g) Section 6.2 is hereby amended to add the following as Section 6.2(i) immediately following Section 6.2(h):
     If Capital Account balances are reallocated between the Partners in accordance with Section 5.5(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).
     Section 2. Defined Terms. Capitalized terms used in this Amendment No. 1 but not otherwise defined shall have the meaning assigned to such terms in the First Amended and Restated Agreement.
     Section 3. General Authority. The appropriate officers of the General Partner are hereby authorized to make such further clarifying and conforming changes to the Partnership Agreement as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment No. 1.
     Section 4. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the First Amended and Restated Agreement shall remain in full force and effect.
     Section 5. Governing Law. This Amendment No. 1 will be governed by and construed in accordance with the laws of the State of Delaware.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date first written above.

GENERAL PARTNER: EAGLE ROCK ENERGY GP, L.P.
By:	EAGLE ROCK ENERGY G&P, LLC

By:
Name:
Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter
Admitted as Limited Partners of the
Partnership, pursuant to powers of attorney
Now and hereafter executed in favor of, and
Granted and delivered to the General
Partner or without execution hereof
Pursuant to Section 10.1(a) hereof.

EAGLE ROCK HOLDINGS, L.P.
By:	EAGLE ROCK GP, L.L.C.

By:
Name:
Title:

[Signature Page to Amendment No. 1]

Exhibit B
Form of Amended Partnership Agreement

Exhibit B
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
EAGLE ROCK ENERGY PARTNERS, L.P.

TABLE OF CONTENTS

i

Section 16.8 Counterparts	85
Section 16.9 Applicable Law	85
Section 16.10 Invalidity of Provisions	85
Section 16.11 Consent of Partners	85
Section 16.12 Facsimile Signatures	85

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF EAGLE ROCK ENERGY PARTNERS, L.P.
     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF EAGLE ROCK ENERGY PARTNERS, L.P. dated as of [____________], 2010, is entered into by and among Eagle Rock Energy GP, L.P., a Delaware limited partnership, as the General Partner and as the lawful attorney-in-fact for the Limited Partners, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.
     WHEREAS, the General Partner and Limited Partners entered into the First Amended and Restated Agreement of Limited Partnership of Eagle Rock Energy Partners, L.P. on October 27, 2006 (as heretofore amended, the “First Amended and Restated Agreement”); and
     WHEREAS, the Securities Purchase and Global Transaction Agreement, dated December 21, 2009 (the “Transaction Agreement”), among Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production, L.P., Montierra Management LLC, Eagle Rock Holdings, L.P., Eagle Rock Energy G&P, LLC, Eagle Rock Energy GP, L.P. and the Partnership, contemplates certain amendments to the First Amended and Restated Agreement.
     NOW, THEREFORE, pursuant to Section 13.2 of the First Amended and Restated Agreement, in consideration of the covenants, conditions and agreements contained herein, the First Amended and Restated Agreement is hereby restated in its entirety as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
     “Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(e)(i) or 6.1(e)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Unit, a Common Unit or any other Partnership Interest shall be the amount that such Adjusted Capital Account would be if such General Partner Unit, Common Unit or other Partnership Interest were the only interest in the Partnership held by such

Partner from and after the date on which such General Partner Unit, Common Unit or other Partnership Interest was first issued.
     “Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
     “Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner. The General Partner shall use such method as it determines to be appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.
     “Agreement” means this Second Amended and Restated Agreement of Limited Partnership of Eagle Rock Energy Partners, L.P., as it may be amended, supplemented or restated from time to time.
     “Appointed Directors” means the Directors appointed by the NGP Representative pursuant to Section 13.13(c) and their respective successors.
     “Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
     “Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:
     (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) if the General Partner so determines, all or any portion of any additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter, less

     (b) the amount of any cash reserves established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.3 in respect of any one or more of the next four Quarters; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.
     Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.
     “Board of Directors” means, with respect to the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of the general partner of the General Partner.
     “Book-Tax Disparity” means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.
     “Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.
     “Capital Account” means the capital account maintained for a Partner pursuant to Section 5.5. The “Capital Account” of a Partner in respect of a General Partner Unit, a Common Unit or any Partnership Interest shall be the amount that such Capital Account would be if such General Partner Unit, Common Unit or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Unit, Common Unit or other Partnership Interest was first issued.
     “Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.
     “Carrying Value” means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners’ Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.
     “Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.
     “Cause for Removal” shall mean with respect to any Director (i) such Director having engaged in willful misconduct, gross negligence or a breach of fiduciary duty that, in any such case, results in material and demonstrable harm to the Partnership or any of its Affiliates, (ii) such Director having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any felony under the laws of the United States, any state or the District of Columbia, where such felony involves moral turpitude or where, as a result of such felony, the continuation of such Director’s role as a Director would have, or would reasonably be expected to have, a material adverse impact on the Partnership’s or any of its Affiliates’ reputations, (iii) such Director having been the subject of any order, judicial or administrative, obtained or issued by the Commission, for any securities violation involving fraud including, for example, any such order consented to by such Director in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied, or (iv) such Director’s commission of an act of fraud, embezzlement, or misappropriation, in each case, against the Partnership or any of its Affiliates.
     “Certificate” means (a) a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or (b) a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.
     “Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.
     “Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.
     “Claim” (as used in Section 7.12(d)) has the meaning assigned to such term in Section 7.12(d).
     “Closing Price” has the meaning assigned to such term in Section 15.1(a).

     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
     “Combined Interest” has the meaning assigned to such term in Section 11.3(a).
     “Commission” means the United States Securities and Exchange Commission.
     “Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement.
     “Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors, each of whom (a) is not a security holder, officer or employee of the General Partner, (b) is not an officer, director or employee of any Affiliate of the General Partner (other than the general partner thereof if the General Partner is a limited partnership), (c) is not a holder of any ownership interest in the Partnership Group other than Common Units and (d) meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.
     “Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
     “Contribution Agreement” means that certain Contribution and Conveyance Agreement, dated as of October 27, 2006, among the General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder, as such may be amended, supplemented or restated from time to time.
     “Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(e)(xi).
     “Current Market Price” has the meaning assigned to such term in Section 15.1(a).
     “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
     “Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or Section 11.2.
     “Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

     “Derivative Instrument” has the meaning assigned to such term in Section 13.4(c)(iv).
     “Director” means an individual serving as a director or manager on the Board of Directors.
     “Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
     “Elected Directors” means the Directors elected at an annual meeting of Limited Partners pursuant to Section 13.4(c) (or otherwise designated an “Elected Director” pursuant to Section 13.13) and their respective successors.
     “Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.
     “Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).
     “Existing Registration Rights Agreement” means the Registration Rights Agreement, dated March 27, 2006, by and among the Operating Partnership and certain investors named therein.
     “Final NGP Voting Termination Event” has the meaning assigned to such term in Section 13.13(d).
     “First Amended and Restated Agreement” has the meaning assigned such term in the preamble.
     “First NGP Voting Termination Event” has the meaning assigned to such term in Section 13.13(d).
     “General Partner” means Eagle Rock Energy GP, L.P., a Delaware limited partnership, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).
     “General Partner Interest” means the ownership or management interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which is evidenced by General Partner Units, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.
     “General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest. A General Partner Unit is not a Unit.

     “GP Acquisition” means the acquisition by the Partnership or its Subsidiary of all of the outstanding limited partner interests in the General Partner and all of the outstanding limited liability company interests of Eagle Rock Energy G&P, LLC pursuant to the Transaction Agreement.
     “GP Acquisition Date” means the date on which the GP Acquisition is consummated.
     “Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power or disposing of any Partnership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Interests.
     “Group Member” means a member of the Partnership Group.
     “Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
     “Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).
     “Incentive Distribution Right” has the meaning assigned to such term in Section 1.1 of the First Amended and Restated Agreement.
     “Indemnified Persons” has the meaning assigned to such term in Section 7.12(d).
     “Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as a member, partner, director, officer, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

     “Limited Partner” means, unless the context otherwise requires, the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner (as defined in the First Amended and Restated Agreement), each additional Person that became a Limited Partner pursuant to the First Amended and Restated Agreement or becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as limited partner of the Partnership.
     “Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.
     “Limited Partnership Associated Person” has the meaning assigned to such term in Section 13.4(c)(iv).
     “Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.
     “Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4 as liquidating trustee of the Partnership within the meaning of the Delaware Act.
     “Management Director” has the meaning assigned to such term in Section 13.13(f).
     “Merger Agreement” has the meaning assigned to such term in Section 14.1.
     “National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.
     “Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, (b) in the case of any property distributed to a Partner by the Partnership, the Partnership’s Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code, and (c) in the case of a contribution of Common Units by the General Partner to the Partnership as a Capital Contribution pursuant to Section 5.2(b), an amount per Common Unit contributed equal to the Current Market Price per Common Unit as of the date of the contribution.

     “Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(e).
     “Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(e).
     “Net Termination Gain” means, for any taxable year ending prior to the GP Acquisition Date, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(e).
     “Net Termination Loss” means, for any taxable year ending prior to the GP Acquisition Date, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(e).
     “NGP Common Unit” means any Common Unit held by an NGP Party, including any Common Units issued in connection with the GP Acquisition.
     “NGP Parties” means Natural Gas Partners VII, L.P., a Delaware limited partnership, Natural Gas Partners VIII, L.P., a Delaware limited partnership, Montierra Minerals & Production, L.P., a Texas limited partnership, Montierra Management LLC, a Texas limited liability company, Eagle Rock Holdings, L.P., a Texas limited partnership, and each of their respective Affiliates; provided, that none of Eagle Rock Energy G&P, LLC, the General Partner, the Partnership and the Partnership’s subsidiaries shall be included in the definition of “NGP Parties.”
     “NGP Representative” means Eagle Rock Holdings, L.P., a Texas limited partnership, or such other NGP Party as is determined by the holders of a majority of the Common Units held by the NGP Parties, which determination shall be evidenced by, and effective as of, the delivery to the General Partner of a notice, executed by the holders of such majority and by such replacement NGP Representative, (i) identifying such replacement NGP Representative, (ii) setting forth such replacement NGP Representative’s address for notice and (iii) acknowledging such replacement Person’s status as NGP Representative hereunder.

     “NGP Restriction Period” means the period beginning on [________]1 and ending on [________]2; provided that the NGP Restriction Period shall end at 11:59 p.m. Houston, Texas time on December 31, 2012 if the Partnership does not provide the Option Notice in accordance with the terms of the Transaction Agreement on or prior to December 31, 2012.
     “NGP Voting Termination Event” means the First NGP Voting Termination Event, Second NGP Voting Termination Event or Final NGP Voting Termination Event.
     “Non-citizen Assignee” means a Person whom the General Partner has determined does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the substituted Limited Partner, pursuant to Section 4.9.
     “Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
     “Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.
     “Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
     “Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).
     “Omnibus Agreement” means that certain Omnibus Agreement, dated as of October 27, 2006, among the General Partner, the Partnership, Eagle Rock Energy GRP, LLC and Eagle Rock Holding, L.P. and certain other parties thereto, as such may be amended, supplemented or restated from time to time.
     “Operating Partnership” means Eagle Rock Pipeline, L.P., a Delaware limited partnership, and any successors thereto.
     “Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.
     “Option Notice” has the meaning assigned to such term in the Transaction Agreement.
     “Organizational Limited Partner” means Eagle Rock Holdings, L.P. in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

[1]	To be the date of the Second Amended and Restated Partnership Agreement.

[2]	To be the fifth anniversary of the Unitholder Approval Date.

     “Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group beneficially owns 20% or more of the Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding (except solely for purposes of a determination made in accordance with Section 13.13(d) following the GP Acquisition, for Partnership Securities owned by any of the NGP Parties) when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that (A) prior to the GP Acquisition, the foregoing limitation shall not apply to (i) the General Partner or its Affiliates (which , for the avoidance of doubt, as of the date hereof includes the NGP Parties), (ii) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (iii) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (ii) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iv) any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors and (B) following the GP Acquisition, the foregoing limitation shall not apply to (i) any of the NGP Parties, (ii) any Person or Group designated by the Board of Directors following the GP Acquisition or (iii) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class then Outstanding in a transaction approved by the Board of Directors following the GP Acquisition.
     “Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
     “Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
     “Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.
     “Partners” means the General Partner and the Limited Partners.
     “Partnership” means Eagle Rock Energy Partners, L.P., a Delaware limited partnership.
     “Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.
     “Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

     “Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).
     “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units and General Partner Units.
     “Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit. The Per Unit Capital Amount of Common Units means the Per Unit Capital Amount of any Person other than the General Partner or any Affiliate of the General Partner who holds Common Units.
     “Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of General Partner Units held by the General Partner or the number of Units held by such Unitholder, as the case may be, by (B) the total number of Outstanding Units and General Partner Units, and (b) as to the holders of any Common Units or other Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance. Notwithstanding the foregoing, as of any date of determination on or after the GP Acquisition Date, the Percentage Interest with respect to any General Partner Unit shall be zero and the number of General Partner Units outstanding will be deemed be zero for the purposes of this definition.
     “Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Premium” has the meaning assigned to such term in Section 4.5(e).
     “Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when used with respect to Partners and Assignees or Record Holders, apportioned among all Partners and Assignees or Record Holders in accordance with their relative Percentage Interests.
     “Proxy Statement” means the Proxy Statement filed by the Partnership with the Commission in connection with the transactions contemplated by the Transaction Agreement, as it has been or may be supplemented from time to time.
     “Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.
     “Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

     “Recapture Income” means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
     “Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
     “Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.
     “Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.
     “Registration Statement” means the Registration Statement on Form S-1 (File No. 333-314750) filed by the Partnership with the Commission.
     “Required Allocations” means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or Section 6.1(d)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(e)(i), Section 6.1(e)(ii), Section 6.1(e)(iv), Section 6.1(e)(vii) or Section 6.1(e)(ix).
     “Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or Section 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.
     “Right Exercised Common Unit” means any Common Unit issued by the Partnership upon the exercise of a right to purchase a Common Unit.
     “Second NGP Voting Termination Event” has the meaning assigned to such term in Section 13.13(d).
     “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

     “Special Approval” means approval by a majority of the members of the Conflicts Committee.
     “Subordinated Unit” has the meaning assigned to such term in Section 1.1 of the First Amended and Restated Agreement.
     “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).
     “Tax Matters Partner” has the meaning assigned to such term in the Code.
     “Trading Day” has the meaning assigned to such term in Section 15.1(a).
     “Transaction Agreement” has the meaning assigned such term in the preamble.
     “Transfer” has the meaning assigned to such term in Section 4.4(a).
     “Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units; provided, that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.
     “Underwriting Agreement” means that certain Underwriting Agreement dated as of October 24, 2006 among the Underwriters named therein, the Partnership, the General Partner, the Operating Partnership and other parties thereto, providing for the purchase of Common Units by the Underwriters named therein.
     “Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units but shall not include General Partner Units (or the General Partner Interest represented thereby).
     “Unit Majority” means at least a majority of the Outstanding Common Units voting as a class.

     “Unitholders” means the holders of Units.
     “Unrealized Gain” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).
     “Unrealized Loss” attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).
     “U.S. GAAP” means United States generally accepted accounting principles consistently applied.
     “Warrant Exercised Common Unit” means any Common Unit issued by the Partnership upon the exercise of a warrant to purchase a Common Unit.
     “Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).
     Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.
ARTICLE II
ORGANIZATION
     Section 2.1 Formation. The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes.
     Section 2.2 Name. The name of the Partnership shall be “Eagle Rock Energy Partners, L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
     Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Partnership shall be located at 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner shall determine necessary or appropriate. The address of the General Partner shall be 1415 Louisiana Street, The Wedge Tower, Suite 2700, Houston, Texas 77002, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.
     Section 2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. To the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.
     Section 2.5 Powers. The Partnership shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.
     Section 2.6 Power of Attorney.
     (a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:
     (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, Article X, Article XI or Article XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and
     (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.
Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.
     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.
     Section 2.7 Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.
     Section 2.8 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.
ARTICLE III
RIGHTS OF LIMITED PARTNERS
     Section 3.1 Limitation of Liability. The Limited Partners and assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
     Section 3.2 Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or assignees under this Agreement.
     Section 3.3 Outside Activities of the Limited Partners. Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.
     Section 3.4 Rights of Limited Partners.
     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand, and at such Limited Partner’s own expense:
     (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;
     (ii) promptly after its becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;
     (iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;
     (iv) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;
     (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and that each Partner has agreed to contribute in the future, and the date on which each Partner became a Partner; and
     (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).
ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF
PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS
     Section 4.1 Certificates. Upon the Partnership’s issuance of Common Units to any Person, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Common Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Units and (b) upon the request of any Person owning any other Partnership Securities other than Common Units, the Partnership shall issue to such Person one or more certificates evidencing such other Partnership Securities. Certificates shall be executed on behalf of the Partnership by the President or any Executive Vice President, Senior Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership.
     Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.
     (a) If any mutilated Certificate is surrendered to the Transfer Agent (for Common Units) or the General Partner (for Partnership Securities other than Common Units), the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent (for Common Units) or the General Partner (for Partnership Securities other than Common Units) shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.
     (b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent (for Common Units) shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:
     (i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;
     (ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

     (iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and
     (iv) satisfies any other reasonable requirements imposed by the General Partner.
     If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.
     (c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.
     Section 4.3 Record Holders. The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.
     Section 4.4 Transfer Generally.
     (a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.
     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.
     (c) Except as provided in Section 13.4(c)(v), nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.
     Section 4.5 Registration and Transfer of Limited Partner Interests.
     (a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.
     (b) Except as otherwise provided in Section 4.9, the General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.
     (c) Subject to (i) the provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.8, (iv) with respect to any class or series of Limited Partner Interests, the provisions of any statement of designations or an amendment to this Agreement establishing such class or series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable.
     (d) Subject to Section 4.5(e), the General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.
     (e) Except as may be sold in a Broadly Distributed Underwritten Public Offering or in any transaction or series of related transactions in which all holders of Partnership Securities share in the Premium (as defined below) Pro Rata, during the NGP Restriction Period, the NGP Parties (individually or collectively) may not, without the prior approval of the Conflicts Committee, sell 5.0% or more of the Outstanding Partnership Securities of any class in any transaction or series of related transactions for a sales price that exceeds by 5.0% or more the greater of (A) the Current Market Price and (B) the Closing Price on the immediately preceding Trading Day, in each case, as of the date on which any of the NGP Parties enters into an agreement to sell any such Partnership Securities (such excess, the “Premium”). For the purposes of this Section 4.5(e), (i) the term “Broadly Distributed Underwritten Public Offering” means a firm commitment underwritten public offering whereby no purchaser or group of affiliated purchasers is sold 5.0% or more of the Outstanding Partnership Securities of any class and (ii) the term “Outstanding Partnership Securities” shall be deemed to include Partnership Securities that may be issued in respect of warrants outstanding calculated on a net diluted basis using the treasury stock method.
     Section 4.6 Transfer of the General Partner’s General Partner Interest.
     (a) Subject to Section 4.6(c) and Section 4.6(d) below, prior to September 30, 2016, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into such other Person or the transfer by the General Partner of all or substantially all of its assets to such other Person.
     (b) Subject to Section 4.6(c) and Section 4.6(d) below, on or after September 30, 2016, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.
     (c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner under the Delaware Act or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.
     (d) Following the consummation of GP Acquisition, (i) the General Partner shall not transfer all or any part of its General Partner Interest or otherwise delegate the power and authority to manage and control the business and affairs of the Partnership to any Person and (ii)

so long as the Partnership is a limited partnership, the General Partner shall remain a direct or indirect wholly-owned Subsidiary of the Partnership.
     Section 4.7 [Reserved.]
     Section 4.8 Restrictions on Transfers.
     (a) Except as provided in Section 4.8(d) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).
     (b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then listed or admitted to trading must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.
     (c) [Reserved.]
     (d) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.
     (e) Each certificate evidencing Partnership Interests shall bear a conspicuous legend in substantially the following form:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF EAGLE ROCK ENERGY PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF EAGLE ROCK ENERGY PARTNERS, L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE EAGLE ROCK ENERGY PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A

CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). EAGLE ROCK ENERGY GP L.P., THE GENERAL PARTNER OF EAGLE ROCK ENERGY PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF EAGLE ROCK ENERGY PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES. THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED TO TRADING.
     Section 4.9 Citizenship Certificates; Non-citizen Assignees.
     (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that the General Partner determines would create a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines that a Limited Partner is not an Eligible Citizen, the Limited Partner Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non- citizen Assignee as the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.
     (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.
     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.
     Section 4.10 Redemption of Partnership Interests of Non-citizen Assignees.
     (a) If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership may, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:
     (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.
     (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 5% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.
     (iii) Upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or his duly authorized representative shall be entitled to receive the payment therefor.

     (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.
     (b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.
     (c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.
     Section 4.11 Special Provisions Relating to Holders of NGP Common Units. A Unitholder holding an NGP Common Unit shall be required to provide notice to the General Partner of the transfer of the NGP Common Unit within the earlier of (i) thirty (30) days following such transfer and (ii) the last Business Day of the calendar year during which such transfer occurred, unless (x) the transfer is to an Affiliate of such Unitholder (in which case such transferring Unitholder shall take all actions necessary to cause such Affiliate to be bound by the terms of this Section 4.11) or (y) by virtue of the application of Section 6.1(e)(x)(B) and (C), the General Partner has previously determined, based on advice of counsel, that the NGP Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics of Outstanding Common Units held by unrelated third party Unitholders. In connection with the condition imposed by this Section 4.11, the General Partner shall take whatever steps are required to provide economic uniformity to the NGP Common Units in preparation for a transfer of such Units; provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units that are not NGP Common Units.
ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS
     Section 5.1 Cancellation of Subordinated Units and Incentive Distribution Rights. On the date hereof, simultaneously with the effectiveness of this Agreement (a) pursuant to a contribution agreement contemplated by the Transaction Agreement, the General Partner and its Affiliates transferred all outstanding Subordinated Units and the Incentive Distribution Rights to the Partnership and (b) the Partnership cancelled such Subordinated Units and Incentive Distribution Rights; such actions being hereby approved and ratified notwithstanding any provision of the First Amended and Restated Agreement.
     Section 5.2 General Partner Interest; Additional Contributions by the General Partner.
     (a) Upon consummation of the GP Acquisition, (i) all economic rights with respect to the Partnership of the General Partner Interest, and the General Partner Units representing the General Partner Interest, including any and all rights to be allocated income, gains, losses and deductions of the Partnership and to receive distributions made by the Partnership in respect of the General Partner Interest, shall automatically terminate notwithstanding Section 4.6 or any other provision of this Agreement and (ii) the Percentage Interest with respect to the General Partner Units shall automatically be reduced to zero, in each case, without further action by the Partnership or the General Partner. Following the GP Acquisition, the General Partner Interest shall continue to represent a non-economic general partner interest in the Partnership and the General Partner shall continue as the general partner of the Partnership and the Partnership will continue without dissolution.
     (b) Prior to the consummation of the GP Acquisition, upon the issuance of any additional Limited Partner Interests by the Partnership the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest by (B) 100 less the General Partner’s Percentage Interest times (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. Except as set forth in Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.
     Section 5.3 [Reserved.]
     Section 5.4 Interest and Withdrawal. No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Act.
     Section 5.5 Capital Accounts.
     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest (other than the non-economic General Partner Interest of the General Partner following the GP Acquisition) a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1. The Partnership shall follow the proposed noncompensatory option regulations under Proposed Treasury Regulation

Sections 1.704-1, 1.721-2 and 1.761-3 at all times, including when the assets of the Partnership are revalued or any warrant is exercised in accordance with its terms.
     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
     (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner.
     (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.
     (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.
     (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.
     (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.
     (vi) If the Partnership’s adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.
     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.
     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance. In accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(2), upon any exercise of a warrant, the Capital Account of all Partners and the Carrying Value of each Partnership property shall immediately after such exercise be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such exercise. Any Unrealized Gain or Unrealized Loss (or items thereof) shall first be allocated to the Partners who were the initial holders of a Warrant Exercised Common Unit until the Capital Account in respect of each such Warrant Exercised Common Unit is equal to the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Exercised Common Unit) if the operation of this sentence is triggered by the exercise of a warrant, and regardless of whether the operation of this sentence is triggered by the exercise of a warrant, any remaining Unrealized Gain or Unrealized Loss shall be allocated among the Partners pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated. If the Unrealized Gain or Unrealized Loss allocated as a result of the exercise of a warrant is not sufficient to cause the Capital Account of each Warrant Exercised Common Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Exercised Common Unit), then Capital Account balances shall be reallocated between the Partners holding Warrant Exercised Common Units and the Partners holding Common Units (other than Warrant Exercised Common Units) so as to cause the Capital

Account of each Warrant Exercised Common Unit to equal the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Exercised Common Unit), in accordance with Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests, or immediately after the exercise of a warrant, shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.
     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution that is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such method of valuation as it may adopt.
     Section 5.6 Issuances of Additional Partnership Securities.
     (a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.
     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi)

the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.
     (c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6, (ii) the conversion of the General Partner Interest (represented by General Partner Units) into Units pursuant to the terms of this Agreement, (iii) reflecting admission of such additional Limited Partners in the books and records of the Partnership as the Record Holder of such Limited Partner Interest and (iv) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.
     (d) No fractional Units shall be issued by the Partnership.
     Section 5.7 [Reserved.]
     Section 5.8 Limited Preemptive Right. Except as provided in this Section 5.8 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. Prior to the consummation of the GP Acquisition, the General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities. The right of the General Partner to purchase Partnership Securities pursuant to this Section 5.8 shall automatically terminate upon the consummation of the GP Acquisition.
     Section 5.9 Splits, Combinations and Other Pro Rata Distributions.
     (a) Subject to Section 5.9(d), the Partnership may make a Pro Rata distribution of Partnership Securities and any options, rights, warrants or appreciation rights relating to any Partnership Security to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event (but before giving effect to the exercise of any options, rights, warrants or appreciation rights relating to any Partnership Securities distributed in connection with such event), each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted.
     (b) Whenever such a distribution, subdivision or combination of Partnership Securities or any options, rights, warrants or appreciation rights relating to any Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or any options, rights, warrants or appreciation rights relating to any Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.
     (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.
     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.9(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).
     Section 5.10 Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 and Section 17-804 of the Delaware Act and any successor or other applicable provisions of the Delaware Act.
ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS
     Section 6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.
     (a) Net Income Prior to GP Acquisition Date. After giving effect to the special allocations set forth in Section 6.1(e), Net Income for each taxable year (or portion thereof)

ending on or prior to the GP Acquisition Date and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:
     (i) First, 100% to the General Partner, in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable years until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable years;
     (ii) Second, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to such Partners pursuant to this Section 6.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and
     (iii) Third, the balance, if any, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests.
     (b) Net Losses Prior to GP Acquisition Date. After giving effect to the special allocations set forth in Section 6.1(e), Net Losses for each taxable year (or portion thereof) ending on or prior to the GP Acquisition Date and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:
     (i) First, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests, until the aggregate Net Losses allocated pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 6.1(a)(iii) for all previous taxable years, provided that the Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);
     (ii) Second, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and
     (iii) Third, the balance, if any, 100% to the General Partner.
     (c) Net Termination Gains and Losses Prior to the GP Acquisition Date. For periods prior to the GP Acquisition Date, after giving effect to the special allocations set forth in Section 6.1(e), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.
     (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)) prior to the GP Acquisition Date, such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):
     (A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;
     (B) Second, 100% to the General Partner and the Unitholders, in accordance with their respective Percentage Interests;
     (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)) prior to the GP Acquisition Date, such Net Termination Loss shall be allocated among the Partners in the following manner:
     (A) First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the percentage applicable to subclause (x) of this clause (A) until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and
     (B) Second, the balance, if any, 100% to the General Partner.
     (d) Allocations After the GP Acquisition Date. After giving effect to the special allocations set forth in Section 6.1(e), Net Income and Net Loss for each taxable year (or portion thereof) after the GP Acquisition Date and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable year shall be allocated to the Unitholders, in accordance with their respective Percentage Interests.
     (e) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period:
     (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(e), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e) with respect to such taxable period (other than an allocation pursuant to Section 6.1(e)(vi) and Section 6.1(e)(vii)). This Section 6.1(e)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
     (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(e)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(e), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e), other than Section 6.1(e)(i) and other than an allocation pursuant to Section 6.1(e)(vi) and Section 6.1(e)(vii), with respect to such taxable period. This Section 6.1(e)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
     (iii) [Reserved.]
     (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(e)(i) or Section 6.1(e)(ii).
     (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(e)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital

Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(e)(v) were not in this Agreement.
     (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
     (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.
     (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.
     (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
     (x) Economic Uniformity.
     (A) With respect to any taxable period ending after a right is exercised, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to each Partner who was the initial holder of a Right Exercised Common Unit until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Right Exercised Common Units to an amount equal to the product of (A) the number of Right Exercised Common Units held by such Partner and (B) the Per Unit Capital Amount for a Common Unit (other than a Right Exercised Common Unit).

     (B) With respect to any taxable period of the Partnership ending upon, or after, an event that triggers an adjustment to the Carrying Value of Partnership property pursuant to Section 5.5(d) and during which the Per Unit Capital Amount of an NGP Common Unit is less than the Per Unit Capital Amount of Common Units that are not NGP Common Units, any Unrealized Gains and Unrealized Losses shall be allocated among the Limited Partners so that each Unit, including each NGP Common Unit, has the same Per Unit Capital Amount.
     (C) With respect to any taxable period during which an NGP Common Unit is transferred to any Person who is not an Affiliate of the transferor, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated 100% to the transferor Partner of such transferred NGP Common Units until such transferor Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such transferred NGP Common Unit to an amount equal to the Per Unit Capital Amount for a Common Unit.
(xi) Curative Allocation.
     (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(e)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(e)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner determines that such allocations are likely to be offset by subsequent Required Allocations.
     (B) The General Partner shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(e)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(e)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.
Section 6.2 Allocations for Tax Purposes.

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:
     (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.
     (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or Section 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 6.1.
     (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities, except as otherwise determined by the General Partner with respect to goodwill.
     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions, (ii) make special allocations for federal income tax purposes of income (including gross income), gains, losses, deductions, Unrealized Gains or Unrealized Losses, and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code (including, if necessary to accomplish the intent of this Agreement, the finalization of Treasury Regulations that may differ from the Proposed Treasury Regulations relied upon in Section 5.5(d)(i) and Section 6.2(i) hereof), or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The General Partner may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), Treasury Regulation Section 1.197-2(g)(3), the legislative history of Section 743 of the Code or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests, so long as such conventions would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.
     (e) In accordance with Treasury Regulation Section 1.1245-1(e), any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the General Partner) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
     (g) Each item of Partnership income, gain, loss and deduction, for federal income tax purposes, shall be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the Nasdaq Global Market on the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner, shall be allocated to the Partners as of the opening of the Nasdaq Global Market on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.
     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner.

     (i) If Capital Account balances are reallocated between the Partners in accordance with Section 5.5(d)(i) hereof and Proposed Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(4), beginning with the year of reallocation and continuing until the allocations required are fully taken into account, the Partnership shall make corrective allocations (allocations of items of gross income or gain or loss or deduction for federal income tax purposes that do not have a corresponding book allocation) to take into account the Capital Account reallocation, as provided in Proposed Treasury Regulation Section 1.704-1(b)(4)(x).
     Section 6.3 Distributions.
     (a) Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in accordance with each Partner’s Percentage Interest.
     (b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
     (c) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.
     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
     Section 7.1 Management.
     (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

     (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;
     (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;
     (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);
     (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;
     (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);
     (vi) the distribution of Partnership cash;
     (vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;
     (viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;
     (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;
     (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;
     (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
     (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);
     (xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of options, rights, warrants and appreciation rights relating to Partnership Securities;
     (xiv) the undertaking of any action in connection with the Partnership’s participation in any Group Member; and
     (xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.
     (b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the Group Member Agreement of each other Group Member, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, any Group Member Agreement and the other agreements described in or filed as exhibits to the Registration Statement or Proxy Statement that are related to the transactions contemplated by the Registration Statement or the Proxy Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement or Proxy Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.
     Section 7.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.
     Section 7.3 Restrictions on the General Partner’s Authority. Except as provided in Article XII and Article XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests of the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Section 4.6, 11.1 and Section 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.
     Section 7.4 Reimbursement of the General Partner.
     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.
     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group, which amounts shall also include reimbursement for any Common Units purchased to satisfy obligations of the Partnership under any of its equity compensation plans), and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

     (c) The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any state franchise or income tax or any tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.
     (d) The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The General Partner may cause the Partnership to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest (represented by General Partner Units) pursuant to Section 4.6.
     Section 7.5 Outside Activities.
     (a) The General Partner (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.
     (b) Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner or Assignee. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement, any Group Member Agreement, or the partnership relationship established hereby in any business ventures of any Indemnitee.
     (c) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the Indemnitees shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Partnership. Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to any Indemnitee (including the General Partner). No Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership, shall have any duty to communicate or offer such opportunity to the Partnership, and such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.
     (d) The General Partner and each of its Affiliates may acquire Units or other Partnership Securities and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them. The term “Affiliates” when used in this Section 7.5(d) with respect to the General Partner shall not include any Group Member.
     (e) Notwithstanding anything to the contrary in this Agreement, to the extent that any provision of this Section 7.5 purports or is interpreted to have the effect of restricting, eliminating or otherwise modifying the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such fiduciary duty, such provisions in this Section 7.5 shall be deemed to have been approved by the Partners.
     Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.
     (a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.
     (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. Prior to the consummation of the GP Acquisition, no Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).
     Section 7.7 Indemnification.
     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement or the Transaction Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.
     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
     (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.
     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
     (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     Section 7.8 Liability of Indemnitees.
     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.
     (b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.
     (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
     Section 7.9 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
     (a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, the existence of the conflicts of interest described in the Registration Statement or the Proxy Statement are hereby approved by all Partners and shall not constitute a breach of this Agreement.
     (b) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must believe that the determination or other action is in the best interests of the Partnership.
     (c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Partnership Interests, or refrains from voting or transferring its Partnership Interests, it shall be acting in its individual capacity. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a partnership.
     (d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.
     (e) Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner, and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee.
     (f) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.
     Section 7.10 Other Matters Concerning the General Partner.
     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.
     Section 7.11 Purchase or Sale of Partnership Securities. The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities, including the Subordinated Units and the Incentive Distribution Rights as contemplated by Section 5.1. Such Partnership Securities shall be held by the Partnership as treasury securities unless they are expressly cancelled by action of an appropriate officer of the General Partner or by the Partnership as contemplated by Section 5.1. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.
     Section 7.12 Registration Rights of the General Partner and its Affiliates.

     (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that was an Affiliate of the General Partner as of the date of the First Amended and Restated Agreement or is an Affiliate of the General Partner on the date hereof (notwithstanding that it may later cease to be an Affiliate of the General Partner)) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that (i) the Partnership shall not be required to effect more than three registrations pursuant to Section 7.12(a) and Section 7.12(b); (ii) if the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 7.12(a) or Section 7.12(b) not to be utilized more than once in any twelve-month period and (iii) neither the General Partner nor any of its Affiliates shall be entitled to any registration rights pursuant to this Section 7.12 until the earlier to occur of the termination of the Existing Registration Rights Agreement or such time as there ceases to be any Registrable Securities (as defined in the Existing Registration Rights Agreement). Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to the first sentence of this Section 7.12(a), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (b) If any Holder holds Partnership Securities that it desires to sell and Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such Holder to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than two years following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such shelf registration statement have been sold, a “shelf” registration statement covering the Partnership Securities specified by the Holder on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to Section 7.12(a) and this Section 7.12(b); and provided further, however, that if the Conflicts Committee determines in good faith that any offering under, or the use of any prospectus forming a part of, the shelf registration statement would be materially detrimental to the Partnership and its Partners because such offering or use would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to suspend such offering or use for a period of not more than six months after receipt of the Holder’s request, such right pursuant to Section 7.12(a) or this Section 7.12(b) not to be utilized more than once in any twelve-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all reasonable efforts to keep the shelf registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any shelf registration pursuant to this Section 7.12(b), the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such shelf registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such shelf registration, and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such shelf registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(d), all costs and expenses of any such shelf registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (c) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request; provided, that the Partnership is not required to make any effort or take any action to so include the securities of the Holder once the registration statement is declared effective by the Commission or otherwise becomes effective, including any registration statement providing for the offering from time to time of securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(c) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(d), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.
     (d) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(d) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

     (e) The provisions of Section 7.12(a), Section 7.12(b) and Section 7.12(c) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(d) shall continue in effect thereafter.
     (f) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.
     (g) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.
     Section 7.13 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
     Section 8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
     Section 8.2 Fiscal Year. The fiscal year of the Partnership shall be a fiscal year ending December 31.
     Section 8.3 Reports.
     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s website) to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.
     (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on or accessible through the Partnership’s website) to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.
ARTICLE IX
TAX MATTERS
     Section 9.1 Tax Returns and Information. The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.
     Section 9.2 Tax Elections.
     (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.
     (b) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.
     Section 9.3 Tax Controversies. Subject to the provisions hereof, for all periods ending prior to the GP Acquisition Date, the General Partner is designated as the Tax Matters Partner and for all periods after the GP Acquisition Date the Board of Directors shall designate one officer of the Partnership, the General Partner or its general partner who is a Partner as the Tax Matters Partner. The Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably required by the Tax Matters Partner to conduct such proceedings.
     Section 9.4 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.
ARTICLE X
ADMISSION OF PARTNERS

     Section 10.1 Admission of Limited Partners.
     (a) By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, and except as provided in Section 4.9, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.9 hereof.
     (b) The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.
     (c) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).
     Section 10.2 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or Section 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

     Section 10.3 Amendment of Agreement and Certificate of Limited Partnership. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.
ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS
     Section 11.1 Withdrawal of the General Partner.
     (a) Subject to Section 11.1(c), the General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);
     (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;
     (ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;
     (iii) The General Partner is removed pursuant to Section 11.2;
     (iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;
     (v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or
     (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.
If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.
     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal that is not in violation of Section 11.1(c) shall not constitute a breach of this Agreement under the following circumstances: (i) prior to 12:00 midnight, Central Standard Time, on September 30, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); (ii) at any time after 12:00 midnight, Central Standard Time, on September 30, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal that is not in violation of Section 11.1(c) shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.
     (c) After the consummation of the GP Acquisition, the General Partner may not withdraw as general partner of the Partnership at any time for any reason whatsoever. Any attempt of withdrawal by the General Partner shall, to the fullest extent permitted by law, be null and void. The General Partner may only be removed pursuant to Section 11.2.
     (d) Notwithstanding Section 11.1(c), if the General Partner withdraws as general partner of the Partnership after the consummation of the GP Acquisition in violation of this Agreement pursuant to Section 17-602 of the Delaware Act:
     (i) The withdrawing General Partner shall give 90 days prior notice of such withdrawal to the Limited Partners.
     (ii) A successor General Partner shall be elected by a plurality of the votes of the Limited Partners cast at a special meeting or an annual meeting where a quorum is present.
     (iii) A successor General Partner elected pursuant to Section 11.1(d)(ii) shall be admitted to the Partnership as the General Partner, effective as of the date immediately prior to the withdrawal of the predecessor General Partner; provided, however, that no such successor shall be admitted to the Partnership until such successor has executed and delivered this Agreement and such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.
     (iv) The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, as the case may be, of the other Group Members of which the General Partner is a general partner or a managing member.
     (v) Upon the withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1(d)(ii), the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership.
     Section 11.2 Removal of the General Partner. The General Partner may be removed (a) if such removal is prior to the GP Acquisition Date and is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class or (b) if such removal is on or after the GP Acquisition Date and is approved by the Unitholders holding 100% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the Outstanding Common Units voting as a single class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other

Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.
     Section 11.3 Interest of Departing General Partner and Successor General Partner.
     (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest (represented by General Partner Units) and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (other than any Group Member) for the benefit of the Partnership or the other Group Members.
     For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.
     (b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.
     (c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or Section 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of the Percentage Interest of the Departing General Partner and the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.
     Section 11.4 [Reserved.]
     Section 11.5 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
     Section 12.1 Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or Section 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
     (a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;
     (b) the General Partner withdraws as general partner as provided in Section 11.1(d)(i), unless a successor is elected as provided in Section 11.1(d)(ii) and such successor is admitted to the Partnership pursuant to Section 10.2 and Section 11.1(d)(iii);
     (c) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;
     (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or
     (e) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Act.
     Section 12.2 Continuation of the Business of the Partnership After Dissolution. Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then within 90 days thereafter, (b) dissolution of the Partnership upon (i) an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), or (ii) the withdrawal or removal of the General Partner as provided in Section 11.1(d) or Section 11.2 and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1 or Section 11.2, then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:
     (i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;
     (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and
     (iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue (to the extent not already so treated or taxed).
     Section 12.3 Liquidator. Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a Unit Majority. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a Unit Majority. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a Unit Majority. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.
     Section 12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 17-804 of the Delaware Act and the following:
     (a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.
     (b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to

Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
     (c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).
     Section 12.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
     Section 12.6 Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.
     Section 12.7 Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.
     Section 12.8 Capital Account Restoration. No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. If such liquidation occurs prior to the consummation of the GP Acquisition, the General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.
ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE
     Section 13.1 Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;
     (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;
     (c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;
     (d) a change that the General Partner determines, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed or admitted to trading, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.9 or (iv) is required to effect the intent expressed in the Registration Statement or Proxy Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;
     (e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;
     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;
     (g) an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;
     (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

     (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;
     (j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;
     (k) a merger, conveyance or conversion pursuant to Section 14.3(d); or
     (l) any other amendments substantially similar to the foregoing.
     Section 13.2 Amendment Procedures. Except as provided in Section 13.1 and Section 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.
     Section 13.3 Amendment Requirements.
     (a) Notwithstanding the provisions of Section 13.1 and Section 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.
     (b) Notwithstanding the provisions of Section 13.1 and Section 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General

Partner or any of its Affiliates without its consent, which consent may be given or withheld at its option.
     (c) Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.
     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable partnership law of the state under whose laws the Partnership is organized.
     (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.
     Section 13.4 Common Unitholder Meetings. (a) All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII.
     (b) Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
     (c) (i) During each calendar year beginning on or after the GP Acquisition Date, an annual meeting of the Limited Partners for the election of the Elected Directors and such other matters as the Board of Directors shall submit to a vote of the Limited Partners shall be held at such date and time as may be fixed from time to time by the General Partner at such place within or without the State of Delaware as may be fixed from time to time by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern).
     (ii) The Limited Partners entitled to vote at the annual meeting shall vote together as a single class. The Limited Partners entitled to vote shall elect by a plurality of the votes cast at such meeting a number of individuals to serve as Elected Directors as is determined in accordance with Section 13.13(b) solely from the individuals nominated in accordance with the provisions of this Section 13.4(c). The exercise by a Limited Partner of the right to elect the Elected Directors and any other rights afforded to such Limited Partner under this Section 13.4(c) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.
     (iii) Each Limited Partner entitled to vote shall be entitled to one vote for each Outstanding Unit that is registered in the name of such Limited Partner on the Record Date for such meeting; provided, however, that prior to the Final NGP Voting Termination Event, no NGP Party shall be entitled to vote Units otherwise entitled to vote at the annual meeting in connection with any election of Elected Directors pursuant to this Section 13.4(c), and any such Units that are not entitled to be voted pursuant to this provision shall not be deemed to be Outstanding for purposes of determining a quorum under Section 13.9.
     (iv) Nominations of Persons for election as Elected Directors to the Board of Directors may be made at an annual meeting only (A) by or at the direction of a majority of the Elected Directors on the Board of Directors, or (B) by any Limited Partner (other than any NGP Party prior to the Final NGP Voting Termination Event) who was a Record Holder of at least 20% of Outstanding Units at the time of giving notice provided for in this Agreement, who is entitled to vote at the meeting and who complies with the notice procedures set forth below; provided, however, that such nominations shall be subject to the requirement that the Board of Directors have and maintain at least three Elected Directors meeting the independence and experience requirements as set forth most recently by any National Securities Exchange on which any Units or other Partnership Securities are listed or quoted. For nominations by a Limited Partner pursuant to clause (B) above, the Limited Partner must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner’s notice shall be delivered to the General Partner at the principal executive offices of the General Partner not later than the close of business on the 120th calendar day, nor earlier than the close of business on the 135th calendar day, prior to the first anniversary of the preceding year’s annual meeting (which, for the first calendar year beginning on or after the GP Acquisition Date, shall be deemed to be May 1 of the immediately preceding year), provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days after such anniversary date, to be timely, the Limited Partner’s notice must be so received not earlier than the close of business on the 135th day before the meeting and not later than the later to occur of (x) the close of business on the 120th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Partnership. The adjournment of an annual meeting shall not commence a new time period for the giving of a Limited Partner’s notice as described above. Such Limited Partner’s notice shall set forth (Y) as to each person whom the Limited Partner proposes to nominate for election or reelection as an Elected Director all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (Z) as to the Limited Partner giving the notice (1) the name and address of such Limited Partner, and the name and address of (x) any Person controlling, directly or indirectly, or acting in concert with, such Limited Partner, (y) any beneficial owner of Units owned of record or beneficially by such Limited Partner, and (z) any Person controlling, controlled by or under common control with such Person referred to in the preceding clauses (x) and (y) (such person described in (x), (y) and (z), a “Limited Partner Associated Person”), (2) the class or series and number of Units that are owned of record or directly or indirectly owned beneficially by such Limited Partner and any Limited Partner Associated Person, (3) any option, warrant, convertible security, unit appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of Units or with a value derived in whole or in part from the value of any class or series of Units, whether or not such instrument or right is subject to settlement in the underlying class or series of Units or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such Limited Partner or Limited Partner Associated Person and any other direct or indirect opportunity of such Limited Partner or any Limited Partner Associated Person to profit or share in any profit derived from any increase or decrease in the value of the Units, (4) any proxy (other than a revocable proxy given in response to a solicitation made pursuant to Section 14(a) of the Securities Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such Limited Partner or any Limited Partner Associated Person has a right to vote any Units, (5) any short interest in any Units held by such Limited Partner or any Limited Partner Associated Person (for purposes of this subclause a Person shall be deemed to have a short interest in a Unit if such Person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject Unit), (6) any rights beneficially owned, directly or indirectly, by such Limited Partner or Limited Partner Associated Person to distributions of the Partnership that are separated or separable from the underlying Units, (7) any proportionate interest in the Units or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Limited Partner or any Limited Partner Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (8) any performance-related fees (other than an asset-based fee) that such Limited Partner or any

Limited Partner Associated Person is entitled to based on any increase or decrease in the value of the Units or Derivative Instruments, if any, including without limitation any such interests held by members of such Limited Partner’s or any Limited Partner Associated Person’s immediate family sharing the same household, (9) a description of all agreements, arrangements or understandings (written or oral) between or among such Limited Partner, any Limited Partner Associated Person, any proposed nominee or any other Person or Persons (including their names) pursuant to which the nomination or nominations are to be made by such Limited Partner, (10) a representation that such Limited Partner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (11) any other information relating to such Limited Partner and any Limited Partner Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act, (12) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Limited Partner or any Limited Partner Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (13) a statement of whether such Limited Partner or any Limited Partner Associated Person intends, or is part of a group that intends, to solicit proxies for the election of the proposed nominee. Other than as provided in Section 13.13, only such persons who are nominated in accordance with the procedures set forth in this provision shall be eligible to serve as Elected Directors. The chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth above and to declare that such defective nomination shall be disregarded.
     (v) The General Partner shall use its reasonable efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(c), including, without limitation, amending the limited partnership agreement of the General Partner and the limited liability company agreement of the general partner of the General Partner. The General Partner or, if the General Partner is a limited partnership, its general partner, shall be governed by organizational documents that permit the effectuation of the relevant provisions of this Agreement, including, without limitation, the provisions of this Article XIII and the provisions relating to the Conflicts Committee.
     (vi) This Section 13.4(c) may not be amended except as permitted pursuant to Section 13.1(d) or upon the prior approval of Limited Partners that hold two-thirds of the Outstanding Units; provided that, prior to the Final NGP Voting Termination Event, any Units beneficially owned by any NGP Party shall not be voted and shall not be considered Outstanding for the purposes of such approval.
     (vii) The provisions of this Section 13.4(c) shall have no effect prior to the consummation of the GP Acquisition.

     Section 13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.
     Section 13.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.
     Section 13.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.
     Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.
     Section 13.9 Quorum and Voting. Except as otherwise provided in this Agreement, the holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, applicable law, or the rules of an applicable National Securities Exchange, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.
     Section 13.10 Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting and adjournment of any meeting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.
     Section 13.11 Action Without a Meeting. If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the

Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.
     Section 13.12 Right to Vote and Related Matters.
     (a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.
     (b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.
     Section 13.13 Board of Directors.
     (a) On or promptly after the GP Acquisition Date, the NGP Representative shall designate three members of the Board of Directors as Appointed Directors. As soon as reasonably practicable following the GP Acquisition Date, the Conflicts Committee shall appoint by a resolution adopted by a majority of the members of the Conflicts Committee, two additional Directors meeting the independence and experience requirements as set forth most recently by any National Securities Exchange on which any Units or other Partnership Securities are listed or quoted. The two additional Directors so appointed by the Conflicts Committee shall constitute Elected Directors. Following the appointment of such Directors, the Board of Directors shall consist of five Elected Directors, three Appointed Directors and one Management Director, subject to adjustment pursuant to Sections 13.13(d) or (e). The Directors shall be classified with respect to their terms of office by dividing them into three classes established pursuant to the limited liability company agreement of the General Partner (or the general partner thereof, as applicable), each class to be as nearly equal in number as possible; provided, however, that no class shall contain more than one Appointed Director.
     (b) At each annual meeting of the Limited Partners held after the GP Acquisition Date, a number of individuals equal to the number of Elected Directors whose terms expire at such annual meeting (including any Elected Director whose term would have expired at such meeting but for the fact of such individual’s death, resignation or removal, unless the vacancy caused by such individual’s death, resignation or removal has already been filled prior to such annual meeting) shall be elected to hold office as Elected Directors until the third succeeding annual meeting. Each Elected Director shall hold office for the term for which such Elected Director is elected and thereafter until such Elected Director’s successor shall have been duly elected and qualified, or until such Elected Director’s earlier death, resignation or removal. Following the appointment by the Conflicts Committee of the two Elected Directors in accordance with Section 13.13(a), any vacancies in Elected Directors (whether due to death, resignation or removal of an Elected Director or an increase in the total number of Elected Directors in accordance with Section 13.13(e)) may be filled, until the next annual meeting at which the term of such class expires, by a majority of the remaining Elected Directors then in office. An Elected Director may be removed only for Cause for Removal and only upon a vote of the majority of the remaining Elected Directors then in office.
     (c) At each annual meeting of the Limited Partners, a number of individuals equal to the number of Appointed Directors whose terms expire at such annual meeting (including any Appointed Director whose term would have expired at such meeting but for the fact of such individual’s death, resignation or removal (other than pursuant to Section 13.13(e)), unless the vacancy caused by such individual’s death, resignation or removal has already been filled prior to such annual meeting) shall be appointed by the NGP Representative to hold office as Appointed Directors until the third succeeding annual meeting. Each Appointed Director shall hold office for the term for which such Appointed Director is appointed and thereafter until such Appointed Director’s successor shall have been duly appointed and qualified, or until such Appointed Director’s earlier death, resignation or removal. Any vacancies in Appointed Directors may be filled by the NGP Representative in its sole discretion. An Appointed Director may be removed (i) by the NGP Representative with or without Cause for Removal, (ii) for Cause for Removal upon a vote of the majority of the remaining Directors then in office, or (iii) in accordance with Section 13.13(e).
     (d) If, at any time, the NGP Parties collectively cease to be the Record Holders of 20% or more of the Outstanding Common Units (the “First NGP Voting Termination Event”), the Board of Directors may reduce the number of Appointed Directors to two by resolution adopted by of a majority of the Elected Directors. If, at any time, the NGP Parties collectively cease to be the Record Holders of 10% or more of the Outstanding Common Units (the “Second NGP Voting Termination Event”), the Board of Directors may reduce the number of Appointed Directors to one by resolution adopted by of a majority of the Elected Directors. If, at any time, the NGP Parties collectively cease to be the Record Holders of 5% or more of the Outstanding Common Units (the “Final NGP Voting Termination Event”), the Board of Directors may reduce the number of Appointed Directors to zero by resolution adopted by of a majority of the Elected

Directors. The NGP Representative shall notify the Board of Directors in writing as promptly as reasonably practicable following any NGP Voting Termination Event.
     (e) Upon the adoption of any resolution to reduce the number of Appointed Directors pursuant to Section 13.13(d), the Board of Directors by resolution adopted by a majority of the Elected Directors may elect (i) to remove a number of Appointed Directors up to the number of such reduction; provided that if not all Appointed Directors are removed pursuant to this clause (i) the NGP Representative shall be entitled to select which Appointed Director(s) are to be removed by providing written notice of such selection to the Board of Directors within five Business Days after the NGP Representative receives written notice of such resolution and/or (ii) to designate one or more of the Appointed Directors that would otherwise be removed pursuant to clause (i) above as an Elected Director(s) and to increase the total number of Elected Directors by the number of Appointed Directors that are so designated. Prior to the occurrence of the Final NGP Voting Termination Event, except as contemplated by this Section 13.13(e), the total number of Elected Directors shall not exceed five without the approval of the Board of Directors by resolution adopted by a majority of the Elected Directors and the written consent of the NGP Representative. Following the Final NGP Voting Termination Event, the total number of Elected Directors shall be as established from time to time by the Board of Directors.
     (f) Prior to the Final NGP Voting Termination Event, the Chief Executive Officer of the General Partner (or the general partner thereof, as applicable) (or his designee) shall serve as a Director (the “Management Director”) until such Chief Executive Officer’s successor shall have been duly appointed, or until such Chief Executive Officer’s earlier death, resignation or removal. Immediately following the Final NGP Voting Termination Event, the Management Director shall be redesignated as an Elected Director under this Agreement and after such redesignation, this Section 13.13(f) shall have no effect.
     (g) This Article XIII shall not be deemed in any way to limit or impair the ability of the Board of Directors or the General Partner to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.
     (h) The General Partner shall use its reasonable efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.13, including, without limitation, amending the limited partnership agreement of the General Partner and the limited liability company agreement of the general partner of the General Partner.
     (i) Except as permitted by Section 13.1(d), this Section 13.13 may not be amended except upon the prior approval of (i) Limited Partners that hold two-thirds of the Outstanding Units, provided that, prior to the Final NGP Voting Termination Event, any Units beneficially owned by any NGP Party shall not be voted and shall not be considered Outstanding for the purposes of such approval and (ii) prior to the Final NGP Voting Termination Event, the NGP Representative.
     (j) The provisions of this Section 13.13 shall have no effect prior to the GP Acquisition Date.

ARTICLE XIV
MERGER, CONSOLIDATION OR CONVERSION
     Section 14.1 Authority. The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written plan of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XIV.
     Section 14.2 Procedure for Merger, Consolidation or Conversion.
     (a) Merger, consolidation or conversion of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.
     (b) If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:
     (i) name and state of domicile of each of the business entities proposing to merge or consolidate;
     (ii) the name and state of domicile of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
     (iii) the terms and conditions of the proposed merger or consolidation;
     (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
     (v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
     (vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and
     (vii) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.
     (c) If the General Partner shall determine to consent to the conversion, the General Partner shall approve the Plan of Conversion, which shall set forth:
     (i) the name of the converting entity and the converted entity;
     (ii) a statement that the Partnership is continuing its existence in the organizational form of the converted entity;
     (iii) a statement as to the type of entity that the converted entity is to be and the state or country under the laws of which the converted entity is to be incorporated, formed or organized;
     (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the converted entity;
     (v) in an attachment or exhibit, the certificate of limited partnership of the Partnership; and
     (vi) in an attachment or exhibit, the certificate of limited partnership, articles of incorporation, or other organizational documents of the converted entity;
     (vii) the effective time of the conversion, which may be the date of the filing of the articles of conversion or a later date specified in or determinable in accordance with the Plan of Conversion (provided, that if the effective time of the conversion is to be later than the date of the filing of such articles of conversion, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such articles of conversion and stated therein); and

     (viii) such other provisions with respect to the proposed conversion that the General Partner determines to be necessary or appropriate.
     Section 14.3 Approval by Limited Partners.
     (a) Except as provided in Section 14.3(d) or 14.3(e), the General Partner, upon its approval of the Merger Agreement or the Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as the case may be, shall be included in or enclosed with the notice of a special meeting or the written consent.
     (b) Except as provided in Section 14.3(d) or 14.3(e), the Merger Agreement or Plan of Conversion, as the case may be, shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.
     (c) Except as provided in Section 14.3(d) or 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or articles of conversion pursuant to Section 14.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or Plan of Conversion, as the case may be.
     (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity that shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such conversion, merger, or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.
     (e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (A) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (B) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (C) the Partnership is the Surviving Business Entity in such merger or consolidation, (D) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (E) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.
     (f) Pursuant to Section 17-211(g) of the Delaware Act, an agreement of merger or consolidation approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for the Partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.
     Section 14.4 Certificate of Merger. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement or the Plan of Conversion, as the case may be, a certificate of merger or articles of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.
     Section 14.5 Effect of Merger, Consolidation or Conversion.
     (a) At the effective time of the certificate of merger:
     (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
     (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
     (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
     (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
     (b) At the effective time of the articles of conversion:
     (i) the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form;
     (ii) all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
     (iii) all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;
     (iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
     (v) a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and
     (vi) the Partnership Units that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion.
ARTICLE XV
RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS
     Section 15.1 Right to Acquire Limited Partner Interests.
     (a) Notwithstanding any other provision of this Agreement, if at any time prior to the consummation of the GP Acquisition the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. Any right to acquire Limited Partner Interests pursuant to this Section 15.1 shall automatically terminate upon the consummation of the GP Acquisition. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities

Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted for trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted for trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.
     (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Article IV, Article V, Article VI, and Article XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Article IV, Article V, Article VI and Article XII).
     (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.
ARTICLE XVI
GENERAL PROVISIONS
     Section 16.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
     Section 16.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
     Section 16.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
     Section 16.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
     Section 16.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
     Section 16.7 Third-Party Beneficiaries. Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee and that any Holder shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Holder.
     Section 16.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.1(a) without execution hereof.
     Section 16.9 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
     Section 16.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
     Section 16.11 Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.
     Section 16.12 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER: EAGLE ROCK ENERGY GP, L.P. By: EAGLE ROCK ENERGY G&P, LLC

By:
Name:
Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter
Admitted as Limited Partners of the
Partnership, pursuant to powers of attorney
Now and hereafter executed in favor of, and
Granted and delivered to the General
Partner or without execution hereof
Pursuant to Section 10.1(a) hereof.

EAGLE ROCK HOLDINGS, L.P.

By:  EAGLE ROCK GP, LLC

By:
Name:
Title:

Signature Page to
Second Amended and Restated Agreement of Limited Partnership

Exhibit C
Form of Contribution Agreement

Exhibit C
CONTRIBUTION AGREEMENT
     This Contribution Agreement (this “Agreement”) is made as of [ ], 2010, by and among Eagle Rock Energy GP, L.P., a Delaware limited partnership (“Eagle Rock GP”) and Eagle Rock Holdings, L.P., a Texas limited liability partnership (“ERH” and, together with Eagle Rock GP, the “Contributors”), and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”). Capitalized terms used and not defined in this Agreement shall have the meanings ascribed to them in the SPGTA (herein defined).
     WHEREAS, in accordance with that certain Securities Purchase and Global Transactions Agreement dated as of December 21, 2009 (the “SPGTA”) by and among the Contributors, the Partnership, Natural Gas Partners VII, L.P., a Delaware limited partnership, Natural Gas Partners VIII, L.P., a Delaware limited partnership, Montierra Minerals & Production, L.P., a Texas limited partnership, Montierra Management LLC, a Texas limited liability company, and Eagle Rock Energy G&P, LLC, a Delaware limited liability company, Contributors desire to contribute the assets described herein to the Partnership.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto hereby stipulate and agree as follows:
     1. Contribution. Contributors hereby irrevocably contribute, assign and transfer to the Partnership and the Partnership hereby irrevocably takes and accepts such contribution, assignment and transfer, on the terms herein provided, all of the following:
•	20,691,465 subordinated units representing limited partner interests in the Partnership; and

•	all of the Incentive Distribution Rights (as defined in the Partnership’s First Amended and Restated Agreement of Limited Partnership).
     2. Entire Agreement. The rights and obligations created by this Agreement are separate and independent from any rights and obligations created by any other agreements between, including or relating to the parties hereto (or any of their affiliates), including the SPGTA. Accordingly, none of the representations, warranties, covenants or indemnities included in the SPGTA or any other agreements between, including or relating to any party hereto (or any of their affiliates) shall be merged into this Agreement or otherwise restrict or limit the effect of this Agreement, but each shall survive as provided in each such agreement.
     3. Miscellaneous. All amendments, supplements and modifications to this Agreement shall be in writing and signed by each of the parties hereto. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND

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ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
[The remainder of this page is intentionally left blank.]

2

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EAGLE ROCK ENERGY GP, L.P. By its general partner, Eagle Rock Energy G&P, LLC

By:
Name:
Title:

EAGLE ROCK HOLDINGS, L.P. By its general partner, Eagle Rock GP, LLC

By:
Name:
Title:

EAGLE ROCK ENERGY PARTNERS, L.P. By its general partner, Eagle Rock Energy GP, L.P. By its general partner, Eagle Rock Energy G&P, LLC

By:
Name:
Title:

Exhibit D
Form of Assignment and Assumption Agreement

Exhibit D
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This Assignment and Assumption Agreement dated as of [ ], 20___is by and between Eagle Rock Holdings, L.P., a Texas limited partnership (“Assignor”) and Eagle Rock Energy Partners, L.P., a Delaware limited partnership (“Assignee”) (the “Assignment”). Capitalized terms used and not defined in this Assignment shall have the meanings ascribed to them in the SPGTA (herein defined).
     WHEREAS, Assignor owns (i) all of the issued and outstanding limited liability company interests (the “G&P LLC Interest”) in Eagle Rock Energy G&P, LLC (“G&P LLC”) and (ii) all of the issued and outstanding limited partner interests (the “ERGP LP Interest” and together with the G&P LLC Interest, the “General Partner Interests”) in Eagle Rock Energy GP, L.P. (“Eagle Rock GP”);
     WHEREAS, in accordance with that certain Securities Purchase and Global Transactions Agreement dated as of December 21, 2009 (the “SPGTA”) by and among Assignee, Assignor, Eagle Rock Energy GP, L.P., a Delaware limited partnership, Natural Gas Partners VII, L.P., a Delaware limited partnership, Natural Gas Partners VIII, L.P., a Delaware limited partnership, Montierra Minerals & Production, L.P., a Texas limited partnership, Montierra Management LLC, a Texas limited liability company, and Eagle Rock Energy G&P, LLC, a Delaware limited liability company, Assignor desires to assign and transfer the General Partner Interests to Assignee, and Assignee desires to acquire the General Partner Interests and assume the Assumed Obligations (defined herein), subject to the terms set forth below;
     WHEREAS, Assignor desires to assign the G&P LLC Interest to Assignee and cease to be a member of G&P LLC, upon the terms and subject to the conditions set forth in this Assignment and the SPGTA; and
     WHEREAS, simultaneous with the assignment by Assignor of the G&P LLC Interest to Assignee, Assignee desires to be admitted to G&P LLC as the sole member of G&P LLC.
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the parties hereto hereby stipulate and agree as follows:
1. Assignment. On and subject to the terms herein provided, Assignor hereby irrevocably assigns and transfers all of its right, title, and interest in and to the General Partner Interests to Assignee, and Assignee hereby irrevocably takes and accepts such assignment and transfer of the General Partner Interests.
2. Assumption. Assignee hereby assumes and agrees to fully and timely pay, perform, and discharge in accordance with their terms, any and all duties, liabilities and obligations, whether vested, absolute or contingent, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, due or to become due, and whether contractual, statutory or otherwise, arising out of or in connection with the ownership of the General Partner Interests by Assignee from the date hereof (the “Assumed Obligations”).

1

3. Entire Agreement. The rights and obligations created by this Assignment are separate and independent from any rights and obligations created by any other agreements between, including or relating to the parties hereto (or any of their affiliates), including the SPGTA. Accordingly, none of the representations, warranties, covenants or indemnities included in the SPGTA or any other agreements between, including or relating to any party hereto (or any of their affiliates) shall be merged into this Assignment or otherwise restrict or limit the effect of this Assignment, but each shall survive as provided in each such agreement.
4. Miscellaneous. All amendments, supplements and modifications to this Assignment shall be in writing and signed by each of the parties hereto. This Assignment may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
[The remainder of this page is intentionally left blank.]

2

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

EAGLE ROCK HOLDINGS, L.P. By its general partner, Eagle Rock GP, LLC

By:
Name:
Title:

EAGLE ROCK ENERGY PARTNERS, L.P. By its general partner, Eagle Rock Energy GP, L.P. By its general partner, Eagle Rock Energy G&P, LLC

By:
Name:
Title:

STATE OF TEXAS            §
COUNTY OF                      §
     Personally appeared before me, the undersigned authority in and for the said county and state, on this                      day of                                         , 2010, within my jurisdiction, the within named                                                             , who acknowledged that he is                                           of Eagle Rock GP, LLC, a limited liability company organized under the laws of                     , as general partner of Eagle Rock Holdings, L.P, a Texas limited partnership, and that for and on behalf of and as the act and deed of said limited liability company and as its act and deed as such partnership acting for and on behalf of said limited liability company, he executed the above and foregoing instrument in the capacities stated after first having been duly authorized by said limited liability company so to do.

Notary Public in and for the State of Texas
My commission expires:
     (SEAL)
STATE OF TEXAS            §
COUNTY OF                      §
     Personally appeared before me, the undersigned authority in and for the said county and state, on this                      day of                     , 2010, within my jurisdiction, the within named                                                             , who acknowledged that he is                                            of Eagle Rock Energy G&P LLC, a limited liability company organized under the laws of Delaware, as general partner of Eagle Rock Energy GP, L.P., a Delaware limited partnership which is the general partner of Eagle Rock Energy Partners, L.P., a Delaware limited partnership, and that for and on behalf of and as the act and deed of said limited liability company and as its act and deed as such partnership acting for and on behalf of said limited liability company, he executed the above and foregoing instrument in the capacities stated after first having been duly authorized by said limited liability company so to do.

Notary Public in and for the State of Texas
My commission expires:
     (SEAL)

Exhibit E
Form and Terms of Warrant

Exhibit E
No. [                    ] [ ___] Warrants

CUSIP No. [                    ]
Warrant Certificate
EAGLE ROCK ENERGY PARTNERS, L.P.
     This Warrant Certificate certifies that [                    ], or registered assigns, is the registered holder of Warrants (the “Warrants”) expiring [                    ], 20121 (the “Expiration Date”) to purchase common units representing limited partner interests (the “Common Units”) of Eagle Rock Energy Partners, L.P., a Delaware limited partnership (the “Partnership”). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. until 11:59 New York City Time on each March 15, May 15, August 15 and November 15 (the “Exercise Dates”) prior to the Expiration Date, to receive from the Partnership one fully paid and nonassessable Common Unit (the “Warrant Unit”) at the initial exercise price (the “Exercise Price”) of $6.00 per Warrant Unit payable upon surrender of this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price (or through “cashless exercise” if permitted by the Warrant Agreement) at the office or agency of [                    ], as warrant agent (the “Warrant Agent”), subject to the conditions set forth herein and in the Warrant Agreement between the Partnership and the Warrant Agent. The Exercise Price and number of Warrant Units issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.2
     No Warrant may be exercised after 5:00 p.m., New York City Time on the Expiration Date, and to the extent not exercised by such time such Warrants shall become void.
     No fraction of a Common Unit will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Common Unit upon any exercise of a Warrant, the Partnership shall, upon such exercise, round up or down to the nearest whole number the number of Common Units to be issued to such holder.
     Upon any exercise of the Warrant for less than the total number of Warrant Units provided for herein, there shall be issued to the registered holder or the registered holder’s assignee a new Warrant Certificate covering the number of Warrant Units for which the Warrant has not been exercised.
     Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or

[1]	The Expiration Date shall be two years following the completion of the Rights Offering.

[2]	See the attached summary terms of the Warrant Agreement.

Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.3
     Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or governmental charge.4
     The Partnership and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notification of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Partnership nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant Certificate does not entitle the registered holder to any of the rights of a unitholder of the Partnership.
     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.
     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

[3]	See the attached summary terms of the Warrant Agreement.

[4]	See the attached summary terms of the Warrant Agreement.

     IN WITNESS WHEREOF, the Partnership has caused this Warrant Certificate to be signed below.
Dated:

EAGLE ROCK ENERGY PARTNERS, L.P. By its general partner, Eagle Rock Energy GP, L.P. By its general partner, Eagle Rock Energy G&P, LLC

By:
Name:
Title:

Countersigned:
Dated:     , 20
as Warrant Agent

By:
Authorized Signatory

[Form of Election to Purchase]
(To Be Executed Upon Exercise Of Warrant)
     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      Common Units and herewith tenders payment in full for such Common Units to the order of EAGLE ROCK ENERGY PARTNERS, L.P., in the amount of $                     in accordance with the terms hereof.
     The undersigned requests that a certificate for such Common Units be registered in the name of                                         , whose address is                                           and that such Common Units be delivered to                     , whose address is                                         . If said number of Common Units is less than all of the Common Units purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Common Units be registered in the name of                                         , whose address is                                          , and that such Warrant Certificate be delivered to                                          whose address is __________________________ ..

Signature

Date:

Signature

SUMMARY OF CERTAIN TERMS OF WARRANT AGREEMENT
The Warrant Agreement shall contain the following terms, together with such other terms reasonably agreed to by the Partnership and the warrant agent:
1. Exercise of Warrants.
     Warrants may be exercised at any time from 9:00 a.m. until 5:00 p.m. New York City Time on each of the Exercise Dates prior to the Expiration Date. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver this Warrant Certificate and the form of election to purchase duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Partnership of the Exercise Price, as adjusted as provided herein, for the number of Warrant Units in respect of which such Warrants are then exercised.
2. Certain Adjustments.
     The Exercise Price and number of Warrant Units issuable upon exercise of the Warrants will be subject to adjustment from time to time.
     Unit Distributions and Splits. If the Partnership, at any time while the Warrants are outstanding, (i) makes a distribution on its Common Units that is payable in Common Units, (ii) subdivides outstanding Common Units into a larger number, or (iii) combines outstanding Common Units into a smaller number, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Units outstanding immediately before such event and of which the denominator shall be the number of Common Units outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of unitholders entitled to receive such distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. Simultaneously with any adjustment to the Exercise Price pursuant to this paragraph, the number of Warrant Units that may be purchased upon exercise of a Warrant shall be increased or decreased proportionately, as applicable, so that after such adjustment the aggregate Exercise Price payable hereunder for the Warrant Units shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
     Fundamental Transaction. If, at any time while the Warrants are outstanding, (A) the Partnership effects any merger or consolidation of the Partnership with or into (whether or not the Partnership is the surviving entity) another person or (B) the Partnership effects any sale, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, in each of cases (A) and (B) above, pursuant to which the Common Units are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Common Units described above) (in any such case, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of a Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Units then issuable upon exercise in full of this Warrant Certificate.
     Calculations. All calculations shall be made to the nearest cent. If a distribution, subdivision or combination of Common Units would otherwise result in the issuance of fractional Warrant Units, each fractional Warrant Unit shall be rounded up or down to the nearest whole Warrant Unit.
     Notice of Adjustments. Upon the occurrence of each adjustment, the Partnership at its expense will promptly compute such adjustment in accordance with the terms of this Warrant Certificate and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Units or other securities issuable upon exercise of the Warrants (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. The Partnership will promptly deliver a copy of each such certificate to the Warrant Agent.
3. Global Certificates; Exchanges.
     The Warrant Agreement shall provide for a global warrant certificate to be held by the Depositary Trust Company (or its designee). The global certificate shall be subject to customary exchange, transfer and registration provisions.
4. Amendments and Modifications.
     The Partnership may, without the consent of the holders, by supplemental agreement or otherwise, make any changes or corrections in the Warrant Certificate or the Warrant Agreement that are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; provided that such changes or corrections shall not adversely affect the interests of holders of then outstanding Warrants in any material respect. The Warrant Certificate and the Warrant Agreement may also be amended or waived with the consent of the Partnership and the holder. Further, the Partnership may, with the consent, in writing or at a meeting, of the holders of the then outstanding Warrants exercisable for a majority or greater of the Common Units issuable under such Warrants at that time, amend in any way, by supplemental agreement or otherwise, the Warrant Certificate and/or all of the outstanding Warrants; provided, however, that (i) no such amendment by its express terms shall adversely affect any holder differently than it affects all other holders, unless such adversely affected holder consents thereto, and (ii) no such amendment concerning the number of Warrant Units or Exercise Price shall be made unless any holder who will be affected by such amendment consents thereto.